                                                                   EXHIBIT 10.02
================================================================================

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                [Letter of Credit and Hedged Inventory Facility]
             -------------------------------------------------------

                             PLAINS MARKETING, L.P.,

                                  as Borrower,

                           ALL AMERICAN PIPELINE, L.P.
                                       and
                       PLAINS ALL AMERICAN PIPELINE, L.P.,

                                 as Guarantors,

                              FLEET NATIONAL BANK,

                            as Administrative Agent,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                              as Syndication Agent,

                             BANK OF AMERICA, N.A.,

                             as Documentation Agent,

               BANK ONE, NA (MAIN OFFICE CHICAGO) and BNP PARIBAS,

                           as Senior Managing Agents,

                             FLEET SECURITIES, INC.,

                       as Lead Arranger and Book Manager,

                       and CERTAIN FINANCIAL INSTITUTIONS,

                                   as Lenders

             -------------------------------------------------------

                                  $200,000,000

                                  July 2, 2002

================================================================================

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                                TABLE OF CONTENTS

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Schedules and Exhibits:
----------------------

Schedule 1 - Lender Schedule
Schedule 2 - Disclosure Schedule
Schedule 3 - Security Schedule
Schedule 4 - Insurance Schedule
Schedule 5 - Borrowing Base Procedures


Exhibit A - Promissory Note
Exhibit B - Borrowing Notice
Exhibit C - Continuation/Conversion Notice
Exhibit D - Forms of Letter of Credit
Exhibit E - Letter of Credit Application and Agreement
Exhibit F - Certificate Accompanying Financial Statements
Exhibit G-1 - Opinion of In-House Counsel for Restricted Persons
Exhibit G-2 - Opinion of Fulbright & Jaworski L.L.P., Counsel for Restricted Persons
Exhibit G-3 - Opinion of Bennett Jones, Canadian Counsel for Restricted Persons Exhibit H - Borrowing Base Report
Exhibit I - Environmental Compliance Certificate
Exhibit J - Assignment and Acceptance Agreement
Exhibit K - Intercreditor Agreement
Exhibit L-1 - Commitment Increase Supplement
Exhibit L-2 - New Lender Supplement

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

       THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is made as of July 2, 2002, by and among PLAINS MARKETING, L.P. ("Borrower"), a Delaware limited partnership, ALL AMERICAN PIPELINE, L.P. ("All American"), a Texas limited partnership, PLAINS ALL AMERICAN PIPELINE, L.P. ("Plains MLP"), a Delaware limited partnership, and FLEET NATIONAL BANK, as administrative agent (in such capacity, "Administrative Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent (in such capacity, "Syndication Agent"), BANK OF AMERICA, N.A., as documentation agent (in such capacity, "Documentation Agent"), FLEET SECURITIES, INC., as lead arranger and book manager (in such capacity, "Lead Arranger and Book Manager") and the Lenders referred to below.

                              W I T N E S S E T H:

       WHEREAS, Borrower, All American, Plains MLP, Administrative Agent, and Lenders entered into that certain Credit Agreement [Letter of Credit and Hedged Inventory Facility] dated May 4, 2001 (as amended, restated, or supplemented to the date hereof, the "Existing Agreement") for the purposes and consideration therein expressed, pursuant to which one or more such Lenders became obligated to make and made loans to, and issue letters of credit for the account of, Borrower as therein provided; and

       WHEREAS, Borrower, All American, Plains MLP, Administrative Agent, and Lenders desire to amend and restate the Existing Agreement for the purposes described herein;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Existing Agreement, as amended and restated hereby, in consideration of the loans which may hereafter be made by Lenders to, and the Letters of Credit that may hereafter be issued by the LC Issuer for the account of, Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                     ARTICLE I - Definitions and References

       Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

       "Acceptable Issuer" means any national or state bank or trust company which is organized under the laws of the United States of America or any state thereof or any branch licensed to operate under the laws of the United States of America or any state thereof, which is a branch of a bank organized under any country which is a member of the Organization for Economic Cooperation and Development, in each case which has capital, surplus and undivided profits of at least $500,000,000 and whose commercial paper is rated at least P-1 by Moody's or A-1 by S&P.

       "Account" shall have the meaning given that term in the UCC.

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       "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

       "Administrative Agent" means Fleet National Bank, as Administrative Agent hereunder, and its successors in such capacity.

       "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

              (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

              (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

       "Affiliate Agreements" means the Crude Oil Marketing Agreement and the Omnibus Agreement.

       "Agent" means any of the Administrative Agent, Syndication Agent or Documentation Agent.

       "Agreement" means this Credit Agreement.

       "All American" means All American Pipeline, L.P., a Texas limited partnership.

       "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's LIBOR Lending Office in the case of LIBOR Loans.

       "Applicable Leverage Level" means the level set forth below that corresponds to the ratio of (i) Consolidated Funded Indebtedness of Plains MLP and its Subsidiaries to (ii) the Consolidated EBITDA for the applicable period of four Fiscal Quarters (the "Leverage Ratio"):

      =====================================================================

             Applicable
           Leverage Level                   Leverage Ratio
           --------------                   --------------
       ------------------------------------------------------------------
             Level I             greater than or equal to 4.50 to 1.0
       ------------------------------------------------------------------
            Level II             greater than or equal to 4.25 to 1.0
                                      but less than 4.50 to 1.0
       ------------------------------------------------------------------
            Level III            greater than or equal to 4.00 to 1.0
                                      but less than 4.25 to 1.0
       ------------------------------------------------------------------
            Level IV             greater than or equal to 3.50 to 1.0
                                      but less than 4.00 to 1.0
      =====================================================================

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       ------------------------------------------------------------------
              Level V            greater than or equal to 3.00 to 1.0
                                      but less than 3.50 to 1.0
       ------------------------------------------------------------------

              Level VI           greater than or equal to 2.25 to 1.0
                                      but less than 3.00 to 1.0

              Level VII                 less than 2.25 to 1.0
       ------------------------------------------------------------------

The Leverage Ratio (w) will be determined as of the date hereof based upon the Initial Financial Statements identified in clause (iii) of the defined term "Initial Financial Statements", (x) upon the Equilon Acquisition Closing Date, will be determined based upon the Proforma Acquisition Statements, which determination shall be effective from such date and thereafter until the end of the Fiscal Quarter in which the Equilon Acquisition Closing Date shall have occurred, provided, however, if Plains MLP shall have issued equity in an issuance amount of at least $50,000,000 on or prior to the Equilon Acquisition Closing Date, then the Proforma Acquisition Statements shall additionally include the proforma effect of such issuance, and the application of the proceeds therefrom, effective from and as of the Equilon Acquisition Closing Date and thereafter until the end of the Fiscal Quarter in which the Equilon Acquisition Closing Date shall have occurred, (y) if Plains MLP shall issue equity in an issuance amount of at least $50,000,000 subsequent to the Equilon Acquisition Closing Date, then the Leverage Ratio will be determined based upon the proforma effect of such issuance, and the application of the proceeds therefrom and, if applicable, the Proforma Acquisition Statements, from and as of the date of such equity issuance and thereafter until the end of the Fiscal Quarter in which such issuance shall have occurred, and (z) shall be determined thereafter quarterly by Administrative Agent within two (2) Business Days after Administrative Agent's receipt of Plains MLP's Consolidated financial statements for the immediate preceding Fiscal Quarter based upon: (i) Consolidated Funded Indebtedness as of the end of such Fiscal Quarter, and (ii) the Consolidated EBITDA for the four Fiscal Quarters ending with such Fiscal Quarter. The Applicable Leverage Level shall become effective upon such determination of the Leverage Ratio by Administrative Agent and shall remain effective until the next such determination by Administrative Agent of the Leverage Ratio. For purposes of this definition "Applicable Leverage Ratio", the term "Proforma Acquisition Statements" means the proforma Consolidated financial statements of Plains MLP, after giving effect to the Equilon Acquisition, which are estimated as of March 31, 2002, which pro forma statements are based upon good faith estimates and assumptions believed by Plains MLP to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the periods covered by such financial information may differ from the projected results set forth therein by a material amount.

       "Approved Eligible Receivables" means each Eligible Receivable (other than Eligible Exchange Balances) (a) from a Person whose Debt Rating is either at least Baa3 by Moody's or at least BBB- by S&P; (b) fully and unconditionally guaranteed as to payment by a Person whose Debt Rating is either at least Baa3 by Moody's or at least BBB- by S&P; (c) from any other Person Currently Approved by Majority Lenders; or (d) fully covered by a letter of credit from an Acceptable Issuer.

       "Available Cash" has the meaning given such term in the Partnership Agreement.

       "Bankruptcy and Insolvency Act (Canada)" means the Bankruptcy and Insolvency Act, S.C. 1992, c. 27, including the regulations made and, from time to time, in force under that Act.

       "Base Rate" means the sum of (a) the Base Rate Margin plus (b) the higher of (i) the variable per annum rate of interest so designated from time to time by Administrative Agent as its "prime rate", or (ii) the Federal Funds Rate plus one-half percent (0.5%) per annum. The "prime rate" is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the Base Rate resulting from changes in the "prime rate" shall take place immediately without notice or demand of any kind.

       "Base Rate Loan" means a Loan which does not bear interest at the LIBOR Rate.

       "Base Rate Margin" means, on any day, the percent per annum set forth below based on the Applicable Leverage Level in effect on such date.

        ===================================================================
                Applicable Leverage Level        Base Rate Margin
         ----------------------------------------------------------------
           Level I, Level II, Level III or           0.250%
                     Level IV
         ----------------------------------------------------------------
                     Level V                         0.125%
         ----------------------------------------------------------------
               Level VI or Level VII                 0.000%
        ===================================================================

Changes in the applicable Base Rate Margin will occur automatically without prior notice as changes in the Applicable Leverage Level occur. Administrative Agent will give notice promptly to Borrower and Lenders of changes in the Base Rate Margin.

       "Borrower" means Plains Marketing, L.P., a Delaware limited partnership.

       "Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a Continuation or Conversion of all or a portion of an existing Loan (whether alone or as a combination with a new Loan) into a single Type (and, in the case of LIBOR Loans, with the same Interest Period) pursuant to
Section 2.3.

       "Borrowing Base" means the remainder of (a) minus (b) below as of the date of determination (without duplication):

       (a) the sum of the following as of the date of determination :

               (i)   100% of Eligible Cash Equivalents; plus

               (ii)  90% of Approved Eligible Receivables; plus

              (iii) the lesser of (A) 85% of Other Eligible Receivables or (B) _ of the sum of the amounts of clauses (a)(i) plus (a)(ii) [(i.e., (a)(i) plus (a)(ii) must be 75% of (a)(i) plus
                     (a)(ii) plus (a)(iii)]; plus

              (iv)   85% of Eligible Margin Deposits; plus

              (v) 95% of Hedged Eligible Inventory plus 100% of Other Eligible Inventory Value plus 50% of liquefied petroleum gases sales that would otherwise qualify as Hedged Eligible Inventory but for the failure of the counterparty to the hedging contract covering such sales to meet the requirements set forth in clause (y) of the definition of Hedged Eligible Inventory, plus

              (vi)   80% of Eligible Exchange Balances; plus

              (vii)  100% of all Paid but Unexpired Letters of Credit

       MINUS (b) the following as of the date of determination:

              (i)    100% of First Purchase Crude Payables; plus

              (ii)   100% of Other Priority Claims; plus

              (iii) The Estimate Adjustment Amount as provided in the Borrowing Base procedures set forth on Schedule 6 applicable to each Borrowing Base Report as provided in Section 2.13; plus

              (iv) The amount of any setoff or contra account to any Eligible Receivable which could arise from an obligation of Borrower to sell or purchase Petroleum Products in any future month to the extent not otherwise reflected as a reduction of Eligible Receivables, such amount to be determined on an early termination or mark to market basis.

MINUS that portion of such amount attributed to liquefied petroleum gases exceeding $40,000,000.

       "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

       "Business Day" means any day, other than a Saturday, Sunday or day which shall be in the Commonwealth of Massachusetts a legal holiday or day on which banking institutions are required or authorized to close. Any Business Day in any way relating to LIBOR Loans (such as the day on which an Interest Period begins or ends) must also be a day on which commercial banks settle payments in London.

       "Canadian Dollars" and "C$" means the lawful currency of Canada.

       "Canadian Letter of Credit" means any Letter of Credit related to a purchase or exchange of Petroleum Products in Canada by any Canadian Subsidiary.

       "Canadian Subsidiaries" means each of PMC (Nova Scotia) Company, a Nova Scotia unlimited liability company, Plains Marketing Canada, L.P., an Alberta limited partnership, and each of their Subsidiaries, whether now owned or existing or hereafter formed or acquired.

       "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

       "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

       "Cash and Carry Purchases" means purchases of Petroleum Products for physical storage at a Plains Terminal or in storage or in transit in pipelines Currently Approved by Majority Lenders which constitute (i) Hedged Eligible Inventory or (ii) liquefied petroleum gases sales that would otherwise qualify as Hedged Eligible Inventory but for the failure of the counterparty to the hedging contract covering such purchases to meet the requirements set forth in clause (y) of the definition of Hedged Eligible Inventory.

       "Cash Equivalents" means Investments in:

       (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or the federal government of Canada or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America or the federal government of Canada, as the case may be;

       (b) demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, (i) with any office of any Lender or (ii) with a domestic office of any national, state or provincial bank or trust company which is organized under the Laws of the United States of America or any state therein, or the federal government of Canada or any province therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long-term certificates of deposit are rated at least Aa3 by Moody's or AA- by S&P;

       (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with (i) any Lender or (ii) any other commercial bank meeting the specifications of subsection (b) above;

       (d) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody's or A-1 by S&P; and

       (e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

       "Change of Control" means the occurrence of any of the following events:

       (i) Qualifying Directors cease for any reason to constitute collectively a majority of the members of the board of directors of GP LLC (the "Board") then in office;

       (ii) GP LLC shall cease to be, directly or indirectly, the sole legal and beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all of the general partner interests (including all securities which are convertible into general partner interests) of the General Partner;

       (iii) General Partner shall cease to be, directly or indirectly, the sole legal and beneficial owner (as defined above) of all of the general partner interests (including all securities which are convertible into general partner interests) of Plains MLP;

       (iv) Plains MLP shall cease to be, directly or indirectly, the sole legal and beneficial owner (as defined above) of all (a) equity interests of Plains Newco LLC, (b) limited partner interests of Borrower and All American, (c) partner interests of Plains Marketing Canada, L.P. (other than the limited partner interests of Plains Marketing Canada, L.P. that may be issued to CanPet Energy Group (USA), Inc. or CanPet Energy Group Inc. as permitted under Section 7.4), or (d) capital stock of PMC (Nova Scotia) Company; or

       (v) Neither General Partner nor Plains MLP shall continue to be, directly or indirectly, the sole legal and beneficial owner of the general partner interest in Borrower and All American.

As used herein, "Qualifying Director" means (i) any Person designated by any Qualifying Owner as its representative on the Board, (ii) so long as Qualifying Owners own a majority of the ownership interests of GP LLC entitling the holders thereof to vote in elections for directors of GP LLC, any Person elected by a majority of such owners of GP LLC entitled to vote thereon, and (iii) the chief executive officer of GP LLC, and "Qualifying Owner" means Plains Resources Inc., Kayne Anderson Investment Management, EnCap Investments LLC, Sable Minerals, or any Affiliate of any of the foregoing.

       "Co-Agent" shall have the meaning given that term in Section 9.10.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

       "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Administrative Agent or the collateral agent under the Intercreditor Agreement for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien, in each case granted or created to secure all or part of the Obligations.

       "Commitment Fee Rate" means, on any day, the rate per annum set forth below based on the Applicable Leverage Level on such date.

              =====================================================

                Applicable Leverage Level     Commitment Fee Rate
               ---------------------------------------------------
              -----------------------------------------------------

              -----------------------------------------------------

                Level I or Level II or Level III     0.500%
                   or Level IV or Level V
               ---------------------------------------------------
                    Level VI or Level VII            0.375%
              =====================================================

Changes in the applicable Commitment Fee Rate will occur automatically without prior notice as changes in the Applicable Leverage Level occur. Administrative Agent will give notice promptly to Borrower and Lenders of changes in the Commitment Fee Rate.

       "Commitment Period" means the period from and including the date hereof until April 30, 2005 (or, if earlier, the day on which (i) the obligation of Lenders to make Loans hereunder and the obligations of LC Issuer to issue Letters of Credit hereunder have terminated, (ii) the obligation of LC Issuer to issue Letters of Credit hereunder has terminated, or (iii) the Notes first become due and payable in full, whichever shall first occur).

       "Companies' Creditors Arrangement Act (Canada)" means the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, including the regulations made and from time to time in force under that Act.

       "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

       "Consolidated EBITDA" means, for any period, the sum of (1) the Consolidated Net Income of Plains MLP and its Subsidiaries during such period, plus (2) all interest expense which was deducted in determining such Consolidated Net Income for such period, plus (3) all income taxes (including any franchise taxes to the extent based upon net income) which were deducted in determining such Consolidated Net Income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net Income, minus (5) all non-cash items of income which were included in determining such Consolidated Net Income.

       "Consolidated Funded Indebtedness" means as of any date, the sum of the following (without duplication): (i) all Indebtedness which is classified as "long-term indebtedness" on a consolidated balance sheet of Plains MLP and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP and any current maturities and other principal amount in respect of such Indebtedness due within one year but which was classified as "long-term indebtedness" at the creation thereof, (ii) indebtedness for borrowed money of Plains MLP and its Consolidated Subsidiaries outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such borrowing is made within one year of the expiration of such agreement, and (iii) Indebtedness in respect of Capital Leases of Plains MLP and its Consolidated Subsidiaries;

provided, however, Consolidated Funded Indebtedness shall not include Indebtedness in respect of letters of credit or in respect of Cash and Carry Purchases or margin deposits.

       "Consolidated Net Income" means, for any period, Plains MLP's and its Subsidiaries' gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus Plains MLP's and its Subsidiaries' expenses and other proper charges against income (including taxes on income to the extent imposed), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than a Subsidiary in which Plains MLP or any of its Subsidiaries has an ownership interest. Consolidated Net Income shall not include (i) any gain or loss from the sale of assets, (ii) any extraordinary gains or losses, or (iii) any non-cash gains or losses resulting from mark to market activity as a result of the implementation of SFAS 133 or EITF 98-10. In addition, Consolidated Net Income shall not include the cost or proceeds of purchasing or selling options which are used to hedge future activity, until the period in which such hedged future activity occurs.

       "Consolidated Net Worth" means the remainder of all Consolidated assets, as determined in accordance with GAAP, of Plains MLP and its Subsidiaries minus the sum of (i) Plains MLP's Consolidated liabilities, as determined in accordance with GAAP, and (ii) the book value of any equity interests in any of Plains MLP's Subsidiaries which equity interests are owned by a Person other than Plains MLP or a Wholly Owned Subsidiary of Plains MLP. The effect of any increase or decrease of net worth in any period as a result of items of income or loss not reflected in the determination of net income but reflected in the determination of comprehensive income (to the extent provided under GAAP as in effect on the date hereof) shall be excluded in determining Consolidated Net Worth.

       "Consolidated Secured Indebtedness" means any Consolidated Funded Indebtedness secured in whole or in part by any Lien on any assets or properties of Plains MLP or any of its Subsidiaries, including without limitation the Obligations.

       "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.3.

       "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.3 hereof of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

       "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.3 or Article III of one Type of Loan into another Type of Loan.

       "Crude Oil Marketing Agreement" means that certain Crude Oil Marketing Agreement among Resources, Plains Illinois Inc., Stocker Resources, L.P., Arguello Inc. and Borrower dated November 23, 1998.

       "Current Trading Month" has the meaning given that term in Section 7.15.

       "Currently Approved by Majority Lenders" means such Person (including a limit on the maximum credit exposure to any such Person), storage location, pipeline, form of Letter of Credit or other matter as the case may be, as reflected in the most recent written notice given by Administrative Agent to Borrower as being approved by Majority Lenders. Each such written notice will supersede and revoke each prior notice.

       "Debt Coverage Ratio" shall have the meaning given that term in Section 7.12.

       "Debt Rating" means with respect to a Person, the rating then in effect by a Rating Agency for the long term senior unsecured non-credit enhanced debt of such Person.

       "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

       "Default Rate" means, at the time in question, (i) three and three-fourths percent (3.75%) per annum plus the LIBOR Rate then in effect for any LIBOR Loan (up to the end of the applicable Interest Period) or (ii) two percent (2%) per annum plus the Base Rate for each Base Rate Loan; provided, however, the Default Rate shall never exceed the Highest Lawful Rate

       "Default Rate Period" means (i) any period during which an Event of Default, other than pursuant to Section 8.1 (a) or (b), is continuing, provided that such period shall not begin until notice of the commencement of the Default Rate has been given to Borrower by Administrative Agent upon the instruction by Majority Lenders and (ii) any period during which any Event of Default pursuant to Section 8.1 (a) or (b) is continuing unless Borrower has been notified otherwise by Administrative Agent upon the instruction by Majority Lenders.

       "Disclosure Schedule" means Schedule 2 hereto.

       "Dollar Equivalent" of any amount of any currency at any date means (i) if such currency is Dollars, the amount of such currency, or (ii) if such currency is Canadian Dollars, the equivalent in Dollars of such amount of such currency based upon the rate of exchange for such conversion as quoted by the Bank of Canada at approximately 12:00 noon, Toronto time (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by Administrative Agent) on the date on or as of which such amount is to be determined.

       "Dollars" and "$" means the lawful currency of the United States of America, except where otherwise specified.

       "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in the Lender Schedule hereto, or such other office as such Lender may from time to time specify to Borrower and Administrative Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Administrative Agent, the office, branch, or agency through which it administers this Agreement.

       "Effective Time" shall have the meaning given that term in Section 10.13.

       "Eligible Cash Equivalents" means Cash Equivalents in which Borrower has lawful and absolute title, which are free from any express or implied at law Lien, trust or other beneficial interest, in which Administrative Agent holds a fully perfected first-priority security interest prior to the rights of, and enforceable as such against, any other Persons pursuant to an account agreement satisfactory to Administrative Agent and which remain under the sole dominion and control of Administrative Agent.

       "Eligible Exchange Balances" means each Approved Eligible Receivable (including for this purpose only either the right to receive Petroleum Products in kind or to receive money) arising from the trading, lending, borrowing or exchange of Petroleum Products, net of any netted obligations or other offsets or counterclaims determined in accordance with prices set forth in the applicable exchange contracts, based on current value at the Market Price, in which Borrower has lawful and absolute title, which is not subject to any Lien in favor of any Person (other than Permitted Inventory Liens), and which is subject to a fully perfected first-priority security interest (subject only to Permitted Inventory Liens) in favor of Administrative Agent pursuant to the Loan Documents prior to the rights of, and enforceable as such against, any other Persons minus without duplication the amount of any Permitted Inventory Lien on any Petroleum Products receivable in kind.

       "Eligible Inventory" means inventories of Petroleum Products in which Borrower or Plains Marketing Canada, L.P. has lawful and absolute title (specifically excluding, however, tank bottoms and pipeline linefill of any Restricted Person classified as a long-term asset), which are not subject to any Lien in favor of any Person (other than Permitted Inventory Liens), which are subject to a fully perfected first priority security interest (subject only to Permitted Inventory Liens) in favor of Administrative Agent pursuant to the Loan Documents prior to the rights of, and enforceable as such against, any other Person, which are otherwise satisfactory to Majority Lenders in their reasonable business judgment and which are located in storage locations (including pipelines) which are either (a) owned by a Restricted Person or (b) Currently Approved by Majority Lenders minus without duplication the amount of any Permitted Inventory Lien on any such inventory. Eligible Inventory shall specifically exclude inventory to be delivered in the current or next succeeding trading month.

       "Eligible Margin Deposit" means net equity value of investments by Borrower in margin deposit accounts with commodities brokers on nationally recognized exchanges subject to a perfected security interest in favor of Administrative Agent and a three-party agreement among Borrower, Administrative Agent and the depository institution, in form and substance satisfactory to Administrative Agent.

       "Eligible Receivables" means, at the time of any determination thereof (and without duplication), each Account and, with respect to each determination made on or after the 20th day of each calendar month and prior to the first day of the next calendar month, each amount which will be, in the good faith estimate reasonably determined by Borrower, an Account of the Borrower or Plains Marketing Canada, L.P. with respect to sales and deliveries of Petroleum Products during such calendar month or deliveries of Petroleum Products during the next calendar month under firm written purchase and sale agreements, in either event as to which the following requirements have been fulfilled (or as to future Accounts, will be fulfilled as of the date of such sales and deliveries of Petroleum Products), to the reasonable satisfaction of Administrative Agent:

              (i) Borrower or Plains Marketing Canada, L.P. has lawful and absolute title to such Account;

              (ii) such Account is a valid, legally enforceable obligation of an Account Debtor payable in Dollars or Canadian Dollars, arising from the sale and delivery of Petroleum Products to such Person in the United States of America or Canada in the ordinary course of business of Borrower or Plains Marketing Canada, L.P., to the extent of the volumes of Petroleum Products delivered to such Person prior to the date of determination;

              (iii) there has been excluded from such Account (A) any portion that is subject to any dispute, rejection, loss, non-conformance, counterclaim or other claim or defense on the part of any Account Debtor or to any claim on the part of any Account Debtor denying liability under such Account, and (B) the amount of any account payable or other liability owed by Borrower or Plains Marketing Canada, L.P. to the Account Debtor on such Account, whether or not a specific netting agreement may exist, excluding, however, any portion of any such account payable or other liability which is at the time in question covered by a Letter of Credit;

              (iv) Borrower or Plains Marketing Canada, L.P. has the full and unqualified right to assign and grant a security interest in such Account to Administrative Agent as security for the Obligation;

              (v) such Account (A) is evidenced by an invoice rendered to the Account Debtor, or (B) represents the uninvoiced amount in respect of volumes of Petroleum Products scheduled to be delivered by Borrower or Plains Marketing Canada, L.P. in the current or next-following calendar month, is governed by a purchase and sale agreement, exchange agreement or other written agreement, and in either event such Account is not evidenced by any promissory note or other instrument;

              (vi) such Account is not subject to any Lien in favor of any Person and is subject to a fully perfected first priority security interest in favor of Administrative Agent pursuant to the Loan Documents, prior to the rights of, and enforceable as such against, any other Person except for a Lien in respect of First Purchase Crude Payables;

              (vii) such Account is due not more than 30 days following the last day of the calendar month in which the Petroleum Products delivery occurred and is not more than 30 days past due (except that Accounts of a single Account Debtor in excess of the Dollar Equivalent of $500,000 which are not Approved Eligible Receivables shall be excluded from Eligible Receivables if not paid within three Business Days after the due date);

              (viii) such Account is not payable by an Account Debtor with more than twenty percent (20%) of its Accounts to Borrower or Plains Marketing Canada, L.P. that are outstanding more than 60 days from the invoice date;

              (ix) the Account Debtor in respect of such Account (A) is located, is conducting significant business or has significant assets in the United States of America or Canada or is a Person Currently Approved by Majority Lenders, (B) is not an Affiliate of Borrower or Plains Marketing Canada, L.P., and (C) is not the subject of any event of the type described in Section 8.1(i);

              (x) the Account Debtor in respect of such Account is not a governmental authority, domestic or foreign;

              (xi) such Account is not the obligation of an Account Debtor that Administrative Agent or Majority Lenders determine in good faith that there is a legitimate concern over the timing or collection of such receivable; and

              (xii) if such Account is an Account owned by Plains Marketing Canada, L.P., to the extent the Lien on such Account in favor of Administrative Agent described in clause (vi) above is valid and non-avoidable under applicable Law.

       "Eligible Transferee" means a Person which either (a) is a Lender, or (b) is consented to as an Eligible Transferee by Administrative Agent and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

       "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

       "Equilon Acquisition" means the acquisition by Plains MLP or any one or more other Restricted Persons that is a permitted assign under the Equilon Acquisition Documents of certain assets from Shell Pipeline Company LP (f/k/a Equilon Pipeline Company LLC) and Equilon Enterprises LLC dba Shell Oil Products US pursuant to the Equilon Acquisition Documents, as previously disclosed by Borrower to Administrative Agent and Lenders.

       "Equilon Acquisition Documents" means that certain Purchase and Sale Agreement dated May 2, 2002 among Shell Pipeline Company LP (f/k/a Equilon Pipeline Company LLC) and Equilon Enterprises LLC dba Shell Oil Products US as sellers, and Plains MLP as buyer, and the title transfer documents and all other agreements or instruments executed and delivered by such parties in connection therewith to consummate the Equilon Acquisition.

       "Equilon Acquisition Closing Date" means the date on which the Equilon Acquisition shall have been consummated in accordance with the terms of the Equilon Acquisition Documents.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

       "ERISA Affiliate" means each Restricted Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Restricted Person, are treated as a single employer under Section 414 of the Code.

       "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

       "Event of Default" has the meaning given to such term in Section 8.1.

       "Existing Agreement" has the meaning given in the first recital.

       "Facility Usage" means, at the time in question, the aggregate amount of outstanding Loans and LC Obligations at such time.

       "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

       "First Purchase Crude Payables" means the unpaid amount of any payable obligation related to the purchase of Petroleum Products by Borrower which Administrative Agent determines will be secured by a statutory Lien, including but not limited to the statutory Liens, if any, created under the laws of Texas, New Mexico, Wyoming, Kansas, Oklahoma or any other state or under the Laws of Canada or any province thereof to the extent such payable obligation is not at the time in question covered by a Letter of Credit.

       "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

       "Fiscal Year" means a twelve-month period ending on December 31 of any year.

       "Floating Price Contract" has the meaning given that term in Section
7.15.

       "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Plains MLP and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Plains MLP or with respect to Plains MLP and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender, and Majority Lenders agree to such change insofar as it affects the accounting of Plains MLP or of Plains MLP and its Consolidated Subsidiaries.

       "General Partner" means Plains AAP, L.P., a Delaware limited partnership, in its capacity as the sole general partner of Plains MLP.

       "GP LLC" means Plains All American GP LLC, a Delaware limited liability company.

       "Guarantors" means Plains MLP and all of its Subsidiaries (including All American but excluding Borrower) and any other Person who has guaranteed some or all of the Obligations and who has been accepted by Administrative Agent as a Guarantor or any Subsidiary of Plains MLP which now or hereafter executes and delivers a guaranty to Administrative Agent pursuant to Section 6.17.

       "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

       "Hedged Eligible Inventory" means (a) Eligible Inventory or (b) Petroleum Products inventory scheduled to be purchased in the following month, which in either case has been hedged for delivery (i) if hedged by a NYMEX contract to a date not later than the expiration date of such NYMEX contract, and (ii) if hedged by a means other than a NYMEX contract, 5 years, by either

              (x) a contract on the NYMEX arranged through brokers approved by Administrative Agent and with whom a three-party agreement among Borrower, Administrative Agent and such broker has been entered in form and substance satisfactory to Administrative Agent or

              (y) a contract for physical delivery of such inventory to a counterparty whose Account would qualify as an Approved Eligible Receivable or

(ii) otherwise hedged in a manner satisfactory to Majority Lenders. The value of Hedged Eligible Inventory shall be the volume of the inventory times the prices fixed in such hedge, minus all storage, transportation and other applicable costs.

       "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement, excluding in each case for purposes of Section 7.3 only, any such agreement or contract covering Petroleum Products.

       "Highest Lawful Rate" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

       "Incentive and Option Plans" means the Plains All American GP LLC 1998 Long-Term Incentive Plan as in effect on the date hereof, the Plains All American Inc. Management Incentive Plan as in effect on the date hereof and those certain Transaction Grant Agreements disclosed in writing to Administrative Agent prior to the date of this Agreement.

       "Income Tax Act (Canada)" means the Income Tax Act, R.S.C. 1985 c. 1 (fifth supplement), including the regulations made and, from time to time, in force under that Act.

       "Indebtedness" of any Person means its Liabilities (without duplication) in any of the following categories:

       (a) Liabilities for borrowed money,

       (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services, other than contingent purchase price or similar obligations incurred in connection with an acquisition and not yet earned or determinable,

       (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

       (d) Liabilities (other than reserves for taxes and reserves for contingent obligations) which (i) would under GAAP be shown on such Person's balance sheet as a liability and (ii) are payable more than one year from the date of creation or incurrence thereof,

       (e) Liabilities arising under Hedging Contracts (on a net basis to the extent netting is provided for in the applicable Hedging Contract),

       (f) Liabilities constituting principal under Capital Leases,

       (g) Liabilities arising under conditional sales or other title retention agreements,

       (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

       (i) Liabilities consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale or issuance of the same or similar securities or property (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements),

       (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

       (k) Liabilities with respect to banker's acceptances, or

       (l) Liabilities with respect to obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred in the ordinary course of business by such Person on ordinary trade terms to vendors, suppliers or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days after the date the respective goods are delivered or the respective services are rendered, other than Liabilities contested in good faith by appropriate proceedings, if required, and for which adequate reserves are maintained on the books of such Person in accordance with GAAP.

       "Initial Financial Statements" means (i) the audited Consolidated financial statements of Plains MLP as of December 31, 2001, (ii) the unaudited consolidating balance sheet and income statement of Plains MLP as of December 31, 2001, (iii) the unaudited Consolidated and consolidating balance sheet and income statement of Plains MLP as of March 31, 2002, and (iv) the unaudited pro forma Consolidated balance sheet of Plains MLP as of December 31, 2001, after giving effect to the Equilon Acquisition.

       "Insurance Schedule" means Schedule 4 attached hereto.

       "Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith among Administrative Agent, the Lenders and the other Lender Parties, and the "Administrative Agent", the "Lenders" and the other "Lender Parties" under the Revolver Agreement substantially in the form of Exhibit K hereto.

       "Interest Act (Canada)" means the Interest Act, R.S.C. 1985, c. I-15, including the regulations made and, from time to time, in force under that Act.

       "Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Plains MLP and its Subsidiaries and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of Plains MLP and its Subsidiaries in accordance with GAAP): (a) all interest and commitment fees in respect of Indebtedness of Plains MLP or any of its Subsidiaries (including imputed interest on Capital Lease Obligations) which are accrued during such period and whether expensed in such period or capitalized; plus (b) all fees, expenses and charges in respect of letters of credit issued for the account of Plains MLP or any of its Subsidiaries, which are accrued during such period and whether expensed in such period or capitalized.

       "Interest Payment Date" means (a) with respect to each Base Rate Loan, the last day of each March, June, September and December beginning June 30, 2001, and (b) with respect to each LIBOR Loan, the last day of the Interest Period that is applicable thereto.

       "Interest Period" means, with respect to each particular LIBOR Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two or three months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, no Interest Period may be selected that would end after the last day of the Commitment Period.

       "Investment" means any investment made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property or by any other means.

       "Judgment Interest Act (Alberta)" means the Judgment Interest Act, S.A. 1984 c. J-O.5, including the regulations made and, from time to time, in force under that Act.

       "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or Canada or any state, province or political subdivision thereof or of any foreign country or any department, state, province or other political subdivision thereof.

       "LC Application" means any application for a Letter of Credit hereafter made by Borrower or Plains Marketing Canada, L.P. to LC Issuer.

       "LC Collateral" has the meaning given to such term in Section 2.11(a).

       "LC Issuer" means Fleet National Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Administrative Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as an LC Issuer in place of or in addition to Fleet National Bank.

       "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

       "Lender Parties" means Administrative Agent, LC Issuer, and all Lenders.

       "Lender Schedule" means Schedule 1 hereto.

       "Lenders" means each signatory hereto (other than Borrower and any Restricted Person that is a party hereto), including Fleet National Bank, in its capacity as a Lender hereunder rather than as Administrative Agent and LC Issuer, and the successors and each permitted assign of each such party as holder of a Note.

       "Letter of Credit" means any letter of credit issued by LC Issuer hereunder or under the Existing Agreement (i) at the application of Borrower, which shall be issued in Dollars, or (ii) with respect to Canadian Letters of Credit, at the application of either Borrower or Plains Marketing Canada, L.P., which may be issued in either Dollars or Canadian Dollars.

       "Letter of Credit Fee Rate" means, on any day, the rate per annum set forth below based on the Applicable Leverage Level on such date.

          ==============================================================

                 Applicable Leverage Level             LC Fee Rate
           ------------------------------------------------------------
              Level I, Level II, Level III or             1.750%
                         Level IV
           ------------------------------------------------------------
                         Level V                          1.625%
           ------------------------------------------------------------
                         Level VI                         1.500%
           ------------------------------------------------------------
                         Level VII                        1.250%
          ==============================================================

Changes in the applicable Letter of Credit Fee Rate will occur automatically without prior notice as changes in the Applicable Leverage Level occur. Administrative Agent will give notice promptly to Borrower and Lenders of changes in the Letter of Credit Fee Rate.

       "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

       "LIBOR Lending Office" means, with respect to any Lender, the office of such Lender specified as its "LIBOR Lending Office" on the Lender Schedule hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Administrative Agent.

       "LIBOR Loan" means a Loan that bears interest at a rate based upon the LIBOR Rate.

       "LIBOR Rate" means, as applicable to any LIBOR Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) as determined on the basis of offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate system on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the date that is two Business Days prior to the beginning of such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/1000 of 1%). If both the Telerate and Reuters system are unavailable, then the LIBOR Rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Loan as selected by Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such LIBOR Loan. In the event that Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to such LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Lender, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal, special, emergency and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR

Loans. The LIBOR Rate for any LIBOR Loan shall change whenever the Reserve Percentage changes.

       "LIBOR Rate Margin" means, on any day, the percent per annum set forth below based on the Applicable Leverage Level in effect on such date.

          ===================================================================

                 Applicable Leverage Level          LIBOR Rate Margin
           -----------------------------------------------------------------
              Level I, Level II, Level III or             1.750%
                        Level IV
           -----------------------------------------------------------------
                         Level V                          1.625%
           -----------------------------------------------------------------
                        Level VI                          1.500%
           -----------------------------------------------------------------
                        Level VII                         1.250%
          ===================================================================

Changes in the applicable LIBOR Rate Margin will occur automatically without prior notice as changes in the Applicable Leverage Level occur. Administrative Agent will give notice promptly to Borrower and Lenders of changes in the LIBOR Rate Margin.

       "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

       "Loans" has the meaning given to such term in Section 2.1.

       "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

       "Majority Lenders" means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66_%).

       "Market Price" means on each day a spot price for the inventory of Petroleum Products being valued, determined by published prices and methodology approved by Administrative Agent from time to time, based on an index gravity and grade of Petroleum Products at a delivery point reflecting as nearly as practical the actual gravity, grade, and location of the Petroleum Products being valued, adjusted to reflect any differences in gravity and grade between the index Petroleum Products and the actual inventory and to reflect transportation costs or other appropriate location price differential from the actual location to the index location.

       "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Plains MLP's Consolidated financial condition, (b) Plains MLP's Consolidated operations, properties or prospects, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or
(d) the enforceability of the material terms of any Loan Document.

       "Material Market Open Position Loss" means a cumulative amount of net losses resulting from Open Positions (other than Open Positions permitted under Section 7.15) of all Restricted Persons on a mark to market basis during any period of 12 consecutive months in excess of the Dollar Equivalent of $5,000,000, calculated without inclusion of that portion of the loss arising from unauthorized trading activity by Borrower during the period of January 1, 1999 to November 20, 1999 incurred during such 12-month period.

       "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

       "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

       "Maximum Facility Amount" means the amount of $200,000,000, as such amount may be reduced by Borrower from time to time as provided in Section 2.12 or increased as provided in Section 2.14.

       "Moody's" means Moody's Investor Service, Inc., or its successor.

       "Note" has the meaning given to such term in Section 2.1.

       "NYMEX" means the New York Mercantile Exchange.

       "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

       "Offsetting Position" means (i) any offsetting sale or purchase agreement, (ii) an offsetting NYMEX contract, (iii) an offsetting physical inventory position (excluding tank bottoms and pipeline linefill inventory classified as a long term asset and working inventory not held for resale), (iv) for any month subsequent to the Current Trading Month, up to fifteen percent (15%) of crude oil lease purchase volumes purchased in such Current Trading Month under 30-day evergreen floating price contracts, (v) unused physical storage capacity at Plains Terminals in the relevant period, or
(vi) an offsetting swap, collar or option contract, in each case eliminating price risk and substantially all basis risk.

       "Omnibus Agreement" means that certain Omnibus Agreement between Resources, Plains MLP, Borrower, All American and General Partner dated November 23, 1998.

       "Open Position" means, with respect to Petroleum Products inventory or Petroleum Products purchase or sale contracts, any position that does not have an Offsetting Position.

       "Other Eligible Inventory Value" means the following amount of Eligible Inventory, other than Hedged Eligible Inventory: (a) if the WTI Price is less than or equal to $30 per barrel, 80% of the product of the volume of such crude oil times the Market Price, or (b) if the WTI Price is greater than $30 per barrel the greater of (i) 70% of the product of the volume of such crude oil times the Market Price or (ii) 80% of the product of the volume of such crude oil times $30 per barrel; minus, in each case, all storage, transportation and other applicable costs. As used herein "WTI Price" means on each day the Platt's Average Spot Price for West Texas intermediate crude oil (Cushing, Oklahoma).

       "Other Eligible Receivable" means any Eligible Receivable which is not an Approved Eligible Receivable nor an Eligible Exchange Balance. The portions of the aggregate of the Other Eligible Receivables owed by any obligor and its Affiliates exceeding five percent (5%) of the sum of (i) Approved Eligible Receivables plus (ii) Other Eligible Receivables, shall not be included without the prior written approval of the Majority Lenders.

       "Other Priority Claims" means any account payable, obligation or liability which Administrative Agent has determined has or will have a Lien upon or claim against any Cash Equivalent, account or inventory of Borrower or Plains Marketing Canada, L.P. senior or equal in priority to the security interests in favor of Administrative Agent for the benefit of Lenders, in each case to the extent such Cash Equivalent, account or inventory of Borrower or Plains Marketing Canada, L.P. is otherwise included in the determination of the Borrowing Base and the included portion thereof has not already been reduced by such Lien or claim.

       "Paid but Unexpired Letters of Credit" means, on any day, the maximum drawing amount of Letters of Credit on such day where no underlying obligation exists on such day, or if the amount of the Letter of Credit exceeds the underlying obligation on such day, the amount of such excess. As used herein, "underlying obligation" includes without limitation, all existing and future obligations to the beneficiary of such Letter of Credit in respect of Petroleum Products purchased or received on or prior to such day or in respect of Petroleum Products Borrower or Plains Marketing Canada, L.P. is then obligated to purchase or receive or has then nominated to purchase or receive.

       "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Plains MLP dated November 23, 1998.

       "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1, 2.2 or 2.12, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the Lender Schedule hereto, as may be amended pursuant to Section 2.14(c), and
(b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.9(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.9(c), by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

       "Permitted Acquisitions" means (A) the acquisition of the capital stock or other equity interest in a Person whose business, assets and operations consist of Petroleum Products and/or gas marketing, gathering, transportation, storage, terminaling and pipeline operation; provided, if a Restricted Person acquires less than all of the capital stock or other equity interest acquired, such business, assets and operations shall consist of transportation, storage, terminaling and/or pipeline operations and associated gathering assets, or (B) the acquisition of all or a portion of a line of business or the business, assets or operations of a Person (whether in a single transaction or a series of related transactions) consisting of Petroleum Products and/or gas marketing, gathering, transportation, storage, terminaling and pipeline operation; provided, if a Restricted Person acquires less than all of the ownership interest of the business, assets or operations acquired, such business, assets and operations shall consist of transportation, storage, terminaling and/or pipeline operations and associated gathering assets; provided, further, in each case under clauses (A) and (B) above (i) prior to and after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing; and (ii) all representations and warranties shall be true and correct as if restated immediately following the consummation of such acquisition, except to the extent that any such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders.

       "Permitted Inventory Liens" means any Lien, and the amount of any Liability secured thereby, on Petroleum Products inventory which would be a Permitted Lien under Section 7.2(ii)(b) (so long as such Lien is inchoate) or
Section 7.2(ii)(d).

       "Permitted Investments" means:

       (a) Cash Equivalents,

       (b) Investments described in the Disclosure Schedule,

       (c) Investments by Plains MLP or any of its Subsidiaries in (1) any Wholly Owned Subsidiary of Plains MLP which is (or substantially contemporaneously with such Investment will become) Borrower or a Guarantor, or
(2) any business, asset or operation which is (or contemporaneously with such Investment becomes) wholly-owned by Plains MLP or any Wholly Owned Subsidiary of Plains MLP which is (or substantially contemporaneously with such Investment will become) Borrower or a Guarantor,

       (d) Investments in publicly traded units of master limited partnerships whose dividends are "qualifying income" as such term is defined in Section 7704 of the Code (provided, the amount of any such Investments under this clause (d) minus any amounts received on such Investments (excluding dividends thereon) shall not at any time exceed the Dollar Equivalent of $5,000,000),

       (e) Permitted Acquisitions,

       (f) Investments by Plains MLP or any of its Subsidiaries in (i) any Person owning transportation, terminaling, storage and/or pipeline assets and associated gathering assets in which Plains MLP or any Wholly Owned Subsidiary of Plains MLP owns, directly or indirectly, less than all of the capital stock or other equity interest, or (ii) transportation, terminaling, storage and/or pipeline assets and associated gathering assets in which Plains MLP or any Wholly Owned Subsidiary of Plains MLP owns, directly or indirectly, less than all of the ownership interest therein, such Investments under clauses (i) and
(ii) above in an aggregate amount not to exceed at any one time outstanding (A) the Dollar Equivalent of $35,000,000 minus (B) any outstanding Indebtedness under Section 7.1(f)(ii)(B),

       (g) subject to Section 7.17(d), Investments directly or indirectly by Restricted Persons in Unrestricted Subsidiaries (i) consisting of Qualified Equity Proceeds, and (ii) Investments other than Qualified Equity Proceeds in an aggregate amount not to exceed, at any one time outstanding, the Dollar Equivalent of $100,000,000; for calculation purposes hereof: (1) any return on investment from any Unrestricted Subsidiary shall reduce the aggregate outstanding Investments subject to the limitation set forth in clause (ii) by an amount equal to the Non-Equity Investment to Total Investment Ratio times such investment return (e.g., if an Unrestricted Subsidiary is capitalized with $100,000,000, $40,000,000 of which is Qualified Equity Proceeds and $60,000,000 of which is subject to the limitation set forth in clause (ii), and $10,000,000 is returned by such Unrestricted Subsidiary, the $60,000,000 subject to clause
(ii) would be reduced by 6/10ths or $6,000,000 of such return); (2) in the event any Unrestricted Subsidiary is designated a Restricted Person pursuant to
Section 7.17, executes and delivers Security Documents pursuant to Section 6.14 and becomes a Guarantor pursuant to Section 6.17, the aggregate outstanding Investments subject to the limitation set forth in clause (ii) shall be reduced by the lesser of (i) Investments in such redesignated Subsidiary not constituting Qualified Equity Proceeds and (ii) the Non-Equity Investment to Total Investment Ratio times the fair market value of such redesignated Subsidiary as of the date of such designation as a Restricted Person, as reasonably determined by Borrower; as used herein, "Qualified Equity Proceeds" means proceeds of private or public offerings of equity securities by Restricted Persons after January 31, 2002 that within three months after the receipt thereof are (1) contributed as capital to one or more specified Unrestricted Subsidiaries, or (2) expressly designated as funds to be contributed as capital to one or more specified Unrestricted Subsidiaries, and are contributed pursuant to such designation within six months after such designation, and "Non-Equity Investment to Total Investment Ratio" means with respect to any Unrestricted Subsidiary, the ratio of (I) Investments in such Unrestricted Subsidiary not constituting Qualified Equity Proceeds to (II) all Investments in such Unrestricted Subsidiary, and

         (h) other Investments, excluding Investments in Unrestricted Subsidiaries, such other Investments not to exceed in the aggregate in respect of all Restricted Persons the Dollar Equivalent of $10,000,000.

         "Permitted Lien" has the meaning given to such term in Section 7.2.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Petroleum Products" means crude oil, condensate, natural gas liquids (NGL's), liquefied petroleum gases (LPG's) or any blend thereof.

         "Plains MLP" means Plains All American Pipeline, L.P., a Delaware limited partnership.

         "Plains Newco LLC" means a Delaware limited liability company or other entity that is wholly-owned, directly or indirectly, by Plains MLP that is or may become the general partner of US Borrower and All American.

         "Plains Terminal" means any storage terminal, tankage or facility owned by any Restricted Person.

         "Private/Public Debt Issuance Date" means the issue date of Indebtedness described in Section 7.1(g) in an aggregate amount not less than $150,000,000.

         "Rating Agency" means either S&P or Moody's.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Resources" means Plains Resources Inc., a Delaware corporation.

         "Restricted Person" means any of Plains MLP and each Subsidiary of Plains MLP, including but not limited to Borrower, All American, and each Subsidiary of Borrower and All American, but excluding, for the avoidance of doubt, Unrestricted Subsidiaries.

         "Restriction Exception" means (i) any instrument governing Indebtedness or equity interests, or any other agreement relating to any property or assets, of a Person whose capital stock or other equity interests are partially acquired by a Restricted Person pursuant to a Permitted Acquisition, as such instrument or agreement is in effect at the time of such acquisition (except with respect to Indebtedness incurred in connection with, or in contemplation of, such acquisition), which is not applicable to any Restricted Person, or the property or assets of any Restricted Person, other than the partially-acquired Person, or the property or assets of such partially-acquired Person or such partially-acquired Person's Subsidiaries; provided that in the case of Indebtedness, such Indebtedness is permitted hereunder, or (ii) provisions with respect to the disposition or distribution of assets in joint venture agreements or other similar agreements entered into in the ordinary course of business.

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

         "Revolver Agreement" means that certain Second Amended and Restated Credit Agreement [Revolving Credit Facility] of even date herewith among Borrower, All American and Plains MLP, as guarantors, and the agents and lenders named therein, providing for a $450,000,000 revolving credit facility for Borrower, a $100,000,000 term loan to PMC (Nova Scotia) Company, a $30,000,000 revolving credit facility for Plains Marketing Canada, L.P., and a $200,000,000 Term-B loan to Borrower.

         "Revolver Availability" means for any day, the unutilized portion available on such day of the "Total Revolver Commitment" (as defined in Section
7.11 of the Revolver Agreement) for revolving credit loans to Borrower pursuant to the Revolver Agreement.

         "S&P" means Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or its successor.

         "Secured Debt Coverage Ratio" shall have the meaning given that term in
Section 7.12.

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 3 hereto.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled or owned more than fifty percent by such Person; provided, however, that no Unrestricted Subsidiary shall be deemed a "Subsidiary" of Plains MLP or any Subsidiary of Plains MLP for purposes of any Loan Document except as provided in Section 7.17.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America, the Dominion of Canada, any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

         "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or LIBOR Loans.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

         "Unrestricted Subsidiary" shall have the meaning given it in Section 7.17.

         "Wholly Owned Subsidiary" means any Subsidiary of a Person, all of the issued and outstanding stock, limited liability company membership interests, or partnership interests of which (including all rights or options to acquire such stock or interests) are directly or indirectly (through one or more Subsidiaries) owned by such Person.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement. All references to the term "Revolver Agreement" shall be deemed to be references to such agreement as such agreement is executed and delivered by the parties thereto on the date hereof.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References

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to an "officer" or "officers" of the General Partner or any Restricted Person shall mean and include officers of such Person or the controlling management entity of such Person as provided in such Person's organizational documents, as applicable.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to LIBOR Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                  ARTICLE II - The Loans and Letters of Credit

         Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, and (b) after giving effect to such Loans, the Dollar Equivalent of the Facility Usage does not exceed the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base determined as of the date on which the requested Loans are to be made. The aggregate amount of all Loans in any Borrowing must be equal to $2,000,000 or any higher integral multiple of $250,000. Borrower may have no more than five Borrowings of LIBOR Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Each Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the last day of the Commitment Period. Subject to the terms and conditions of this Agreement, Borrower may borrow, repay, and reborrow hereunder.

         Section 2.2. Requests for New Loans. Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of Loans to be funded by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

                  (a) specify (i) the aggregate amount of any such Borrowing of Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of LIBOR Loans, the date on which such LIBOR Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

                  (b) be received by Administrative Agent not later than 11:00 a.m., Boston, Massachusetts time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such LIBOR Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Administrative Agent at Administrative Agent's office in Boston, Massachusetts the amount of such Lender's Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Administrative Agent shall promptly make such Loans available to Borrower. Unless Administrative Agent shall have received prompt notice from a Lender that such Lender will not make available to Administrative Agent such Lender's new Loan, Administrative Agent may in its discretion assume that such Lender has made such Loan available to Administrative Agent in accordance with this section and Administrative Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Administrative Agent, such Lender and Borrower severally agree to pay or repay to Administrative Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Administrative Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pays or repays to Administrative Agent such amount within such three-day period, Administrative Agent shall be entitled to recover from Borrower, on demand, in lieu of the interest provided for in the preceding sentence, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

         Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: to Convert, in whole or in part, Base Rate Loans to LIBOR Loans, to Convert, in whole or in part, LIBOR Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to Continue, in whole or in part, LIBOR Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than five Borrowings of LIBOR Loans outstanding at any time. To make any such election, Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

                  (a) specify the existing Loans which are to be Continued or Converted;

                  (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be Continued or Converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of LIBOR Loans into which such existing Loans are to be Continued or Converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such LIBOR Loans), and the length of the applicable Interest Period; and

                  (c) be received by Administrative Agent not later than 11:00 a.m., Boston, Massachusetts time, on (i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to LIBOR Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to Convert existing Loans into LIBOR Loans or Continue existing Loans as LIBOR Loans beyond the expiration of their respective and corresponding Interest Period then in effect. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing LIBOR Loans at least three days prior to the end of the Interest Period applicable thereto, such LIBOR Loans, to the extent not prepaid at the end of such Interest Period, shall automatically be Converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.4. Use of Proceeds. Borrower shall use the proceeds of all Loans to finance Cash and Carry Purchases, as margin deposits not to exceed $50,000,000 in the aggregate at any time outstanding with respect to Hedging Contracts as permitted pursuant to
Section 7.2(e) and to refinance Matured LC Obligations. Borrower and, with respect to Canadian Letters of Credit, Borrower or Plains Marketing Canada, L.P., as the case may be, shall use all Letters of Credit solely for the purposes specified in Section 2.7(d). In no event shall any Loan or any Letter of Credit be used (i) to fund distributions by Plains MLP, (ii) directly or indirectly by any Person for personal, family, household or agricultural purposes, (iii) for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or (iv) to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

         Section 2.5. Optional Prepayments of Loans. Borrower may, upon five Business Days' notice to Administrative Agent (and Administrative Agent will promptly give notice to the other Lenders), from time to time and without premium or penalty prepay the Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Loans equals $2,000,000 or any higher integral multiple of $250,000. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.6. Mandatory Prepayments. If at any time the Dollar Equivalent of the Facility Usage exceeds the Borrowing Base (whether due to a reduction in the Borrowing Base in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans in an amount at least equal to such excess. If at any time the outstanding principal balance of the Loans exceed the sum of (i) Hedged Eligible Inventory plus (ii) the outstanding amount of Accounts resulting from the sale of such Hedged Eligible Inventory (without duplication), Borrower shall within one Business Day prepay the principal of the Loans in an amount at least equal to such excess. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.7. Letters of Credit. Subject to the terms and conditions hereof, Borrower and, with respect to Canadian Letters of Credit, Borrower or Plains Marketing Canada, L.P., may during the Commitment Period request LC Issuer to issue, amend, or extend the expiration date of, one or more Letters of Credit, provided that:

                  (a after taking such Letter of Credit into account, the Dollar Equivalent of the Facility Usage does not exceed the lesser of (i) the Maximum Facility Amount at such time or (ii) the Borrowing Base at such time;

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

                  (b the expiration date of such Letter of Credit is prior to the earlier of (i) (A) 70 days, (B) 180 days, if the beneficiary thereof is Exxon Mobil Company, or (C) one year, if the beneficiary thereof is only the United States Mineral Management Service or other federal or state governmental agency regulating Petroleum Products purchases, after the date of issuance of such Letter of Credit, and
         (ii) 30 days prior to the end of the Commitment Period;

                  (c the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

                  (d such Letter of Credit is related to the purchase or exchange by Borrower or, with respect to any purchase or exchange in Canada, by Borrower or by Plains Marketing Canada, L.P., of Petroleum Products and is in the form of Exhibit D hereto or such other form and terms as shall be acceptable to LC Issuer in its sole and absolute discretion and Currently Approved by Majority Lenders, and, if the beneficiary thereof is the United States Mineral Management Service, after taking such Letter of Credit into account, the aggregate amount of LC Obligations in respect to all Letters of Credit naming the United States Mineral Management Service as beneficiary does not exceed $5,000,000;

                  (e if such Letter of Credit is a Canadian Letter of Credit, after taking such Canadian Letter of Credit into account, the Dollar Equivalent of the aggregate amount of LC Obligations at such time relating to Canadian Letters of Credit does not exceed (1) $50,000,000 prior to the Murphy Acquisition Closing Date, (2) $80,000,000 during the four-month period commencing with the Murphy Acquisition Closing Date, and (3) $50,000,000 thereafter; and

                  (f all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(f) (in the following Section 2.8 called the "LC Conditions") have been met as of the date of issuance, amendment, or extension of such Letter of Credit. The outstanding letters of credit issued by LC Issuer under the Existing Agreement shall be deemed to be Letters of Credit issued hereunder; Borrower hereby represents and warrants that the LC Conditions have been met as of the date hereof with respect to each such Letter of Credit. Borrower or Plains Marketing Canada, L.P., as the case may be, may request that any Canadian Letter of Credit be issued in Dollars or in Canadian Dollars, and, subject to the terms and conditions hereof, LC Issuer will honor such request.

         Section 2.8. Requesting Letters of Credit. Borrower or Plains Marketing Canada, L.P., as the case may be, must make written application for any Letter of Credit at least one Business Day before the date on which Borrower or Plains Marketing Canada, L.P., as the case may be, desires for LC Issuer to issue such Letter of Credit. By making any such written application, unless otherwise expressly stated therein, Borrower or Plains Marketing Canada, L.P., as the case may be, shall be deemed to have represented and warranted that the LC Conditions described in Section 2.7 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit E, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower or Plains Marketing Canada, L.P., as the case may be). If all LC Conditions for a Letter of Credit have been met as described in Section 2.7 on any Business Day before 11:00 a.m, Boston, Massachusetts time, LC Issuer will issue such Letter of Credit on the same Business Day at LC Issuer's office in Boston, Massachusetts. If the LC Conditions are met as described in Section 2.7 on any Business Day on or after 11:00 a.m, Boston, Massachusetts time, LC Issuer will issue such Letter of Credit on the next succeeding Business Day at LC Issuer's office in Boston, Massachusetts. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

         Section 2.9.  Reimbursement and Participations.

         (a Reimbursement. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower or Plains Marketing Canada, L.P., as the case may be. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation (which, in the case of any Letter of Credit issued in Canadian Dollars, shall as demanded by LC Issuer be payable in Canadian Dollars or in an amount equal to the equivalent in Dollars of such amount of Canadian Dollars determined by LC Issuer in accordance with its normal procedures and after deducting any premium and costs of exchange), including without limitation all Matured LC Obligations with respect to Canadian Letters of Credit issued at the request of Plains Marketing Canada, L.P., together with interest thereon (i) at the Base Rate to and including the second Business Day after the Matured LC Obligation is incurred and (ii) at the Default Rate on each day thereafter. In addition, and notwithstanding the foregoing, Plains Marketing Canada, L.P., pursuant to each LC Application executed by it, shall be obligated to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation with respect to Canadian Letters of Credit requested by it (which, in the case of any Letter of Credit issued in Canadian Dollars, shall as demanded by LC Issuer be payable in Canadian Dollars or in an amount equal to the equivalent in Dollars of such amount of Canadian Dollars determined by LC Issuer in accordance with its normal procedures and after deducting any premium and costs of exchange), together with interest thereon as set forth in the foregoing sentence (such obligation and Borrower's obligation set forth in the foregoing sentence with respect to such Canadian Letters of Credit to be joint and several). Any such reimbursement made by Plains Marketing Canada, L.P. shall, pursuant to Section 3.7(b) hereof, include all such additional amounts as are needed to cause the amount received by LC Issuer, after any deduction or withholding as may be required pursuant to the Income Tax Act (Canada) or other applicable Canadian Laws, to equal the amount which would have been receivable in the absence of such deduction or withholding.

         (b Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1, the amount of such Loans shall be considered, but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

         (c Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower or, with respect to Canadian Letters of Credit requested by Plains Marketing Canada, L.P., by either Borrower or Plains Marketing Canada, L.P. in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower or, with respect to Canadian Letters of Credit requested by Plains Marketing Canada, L.P., by either Borrower or Plains Marketing Canada, L.P.). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Base Rate.

         (d Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or, with respect to Canadian Letters of Credit requested by Plains Marketing Canada, L.P., by either Borrower or Plains Marketing Canada, L.P. or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

         (e Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

          Section 2.10. No Duty to Inquire.

          (a Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

          (b Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of Borrower, or if the amount of any Letter of Credit is increased at the request of Borrower, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Lender Party in accordance with such extension, increase or other modification.

          (c Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

          Section 2.11. LC Collateral.

          (a LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.6, the Dollar Equivalent of outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as collateral security for the remaining LC Obligations (all such amounts held as collateral security for LC Obligations being herein collectively called "LC Collateral") and the other Obligations, and such collateral may be applied from time to time to pay Matured LC Obligations or any other Obligations which are then due and payable. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation, including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

          (b Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless all Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by all Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate Dollar Equivalent of LC Obligations which are then outstanding to be held as LC Collateral.

          (c Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such Cash Equivalents as LC Issuer may choose in its sole discretion. All interest on (and other proceeds of) such Investments shall be reinvested or applied to Matured LC Obligations or other Obligations which are due and payable. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer for the benefit of Lenders a continuing security interest in all LC Collateral paid by it to LC Issuer, all Investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that such LC Collateral, Investments and proceeds shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the UCC with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

          (d Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer or Administrative Agent may without prior notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments, and LC Issuer or Administrative Agent will give notice thereof to Borrower promptly after such application or transfer. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

          Section 2.12. Interest Rates and Fees; Reduction in Commitment.

          (a Interest Rates. Unless the Default Rate shall apply, (i) each Base Rate Loan shall bear interest on each day outstanding at the Base Rate plus the Base Rate Margin in effect on such day and (ii) each LIBOR Loan shall bear interest on each day during the related Interest Period at the related LIBOR Rate plus the LIBOR Rate Margin in effect on such day. During a Default Rate Period, all Loans shall bear interest on each day outstanding at the applicable Default Rate. If an Event of Default based upon Section 8.1(a), Section 8.1(b) or, with respect to Borrower, based upon Section 8.1(i)(i), (i)(ii) or (i)(iii) exists and the Loans are not bearing interest at the Default Rate, the past due principal and past due interest shall bear interest on each day outstanding at the applicable Default Rate. The interest rate shall change whenever the applicable Base Rate, the Base Rate Margin, the LIBOR Rate or the LIBOR Rate Margin changes. In no event shall the interest rate on any Loan exceed the Highest Lawful Rate.

          (b Commitment Fees. In consideration of each Lender's commitment to make Loans, Borrower will pay to Administrative Agent for the account of each Lender a commitment fee determined on a daily basis equal to the Commitment Fee Rate in effect on such day times such Lender's Percentage Share of the unused portion of the Maximum Facility Amount on each day during the Commitment Period, determined for each such day by deducting from the amount of the Maximum Facility Amount at the end of such day the Dollar Equivalent of the Facility Usage. This commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period. Borrower shall have the right from time to time to permanently reduce the Maximum Facility Amount, provided that (i) notice of such reduction is given not less than 2 Business Days prior to such reduction, (ii) the resulting Maximum Facility Amount is not less than the Dollar Equivalent of the Facility Usage, and (iii) each partial reduction shall be in an amount at least equal to $500,000 and in multiples of $100,000 in excess thereof.

          (c Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (i) to Administrative Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit fee equal to the Letter of Credit Fee Rate applicable each day times the Dollar Equivalent of the face amount of such Letter of Credit and (ii) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-eighth percent (0.125%) per annum times the Dollar Equivalent of the face amount of such Letter of Credit. Each such fee will be calculated on the face amount of each Letter of Credit outstanding on each day at the above applicable rates and will be payable monthly in arrears on the last day of each month. In addition, Borrower will pay to LC Issuer a minimum administrative issuance fee and such other fees and charges customarily charged by the LC Issuer in respect of any issuance, amendment or negotiation of any Letter of Credit in accordance with the LC Issuer's published schedule of such charges effective as of the date of such amendment or negotiation. In addition, in the event any Canadian Letter of Credit shall at the request of

Borrower or Plains Marketing Canada, L.P., as the case may be, be issued pursuant to an LC Issuer's Canadian office, Borrower will pay a minimum fee for such service as customarily charged by such LC Issuer. In addition, and notwithstanding the foregoing, Plains Marketing Canada, L.P., pursuant to each LC Application executed by it, shall with respect to Canadian Letters of Credit requested by it agree to pay such letter of credit fees as set forth in this
Section 2.12(c) (such obligation and Borrower's obligation set forth in this Section 2.12(c) with respect to such Canadian Letters of Credit to be joint and several). Any such payment of letter of credit fees made by Plains Marketing Canada, L.P. shall, pursuant to Section 3.7(b) hereof, include all such additional amounts as are needed to cause the amount received by Administrative Agent and LC Issuer, in each case, after any deduction or withholding as may be required pursuant to the Income Tax Act (Canada) or other applicable Canadian Laws, to equal the amount which would have been receivable in the absence of such deduction or withholding.

          (d Administrative Agent's Fees. In addition to all other amounts due to Administrative Agent under the Loan Documents, Borrower will pay fees to Administrative Agent as described in a letter agreement of even date herewith between Administrative Agent and Borrower.

          Section 2.13. Borrowing Base Reporting. The Borrowing Base Reports are subject to the procedures set forth on Schedule 6.

          Section 2.14. Increase of Maximum Facility Amount and Aggregate Commitments. (a) So long as no Default or Event of Default has occurred and is continuing, Borrower may from time to time (i) upon notice to Administrative Agent and, at Borrower's election, one or more Lenders request that such Lenders increase their commitments under this credit facility and the Maximum Facility Amount, and/or (ii) by invitation to one or more Persons consented to by Administrative Agent, which consent will not be unreasonably withheld, invite such Persons to become Lenders, so as to increase the aggregate commitments under this credit facility and the Maximum Facility Amount to an amount not to exceed $350,000,000. At the time of such notice or invitation, as the case may be, Borrower (in consultation with, and in cooperation with, Administrative Agent) shall specify the time period within which each such Lender or invitee, as applicable, is requested to respond (which shall in no event be less than five (5) Business Days from the date of such notice or invitation). Upon any such request to one or more Lenders, each such Lender shall notify Administrative Agent within the time specified whether or not such Lender agrees to increase its commitment hereunder and, if so, the amount of such increase. Any such Lender failing to respond within the time specified shall be deemed to have declined to increase its commitment. Notwithstanding anything contained herein, no Lender shall have any obligation whatsoever to increase its commitment above the amount set forth on such Lender's Lender Schedule.

          (b) Upon any increase in the Maximum Facility Amount, whether by an increase by one or more Lenders of their commitments hereunder (each an "Increasing Lender") or by the addition of one or more new lenders electing to join this credit facility as a Lender (each a "New Lender") pursuant to clause
(a) above, Administrative Agent and Borrower shall determine the effective date of such increase and shall promptly notify Lenders and New Lenders, if any, of the final allocation of such increase and the effective date thereof. Such increase shall become effective as of such effective date upon receipt by Administrative Agent, at Administrative

Agent's office, of all of the following, each dated as of such effective date:
(i) a certificate of Borrower regarding satisfaction of Section 4.2, (ii) a consent to such increase, in form and substance reasonably acceptable to Administrative Agent, executed and delivered by each Guarantor, (iii) a certificate of Borrower and each Guarantor dated as of such effective date certifying and attaching resolutions adopted by Borrower or such Guarantor approving or consenting to such increase, (iv) with respect to any Increasing Lender, a Commitment Increase Supplement, substantially in the form of Exhibit L-1, executed and delivered by such Increasing Lender, and a replacement Note executed and delivered by Borrower reflecting such Increasing Lender's increased commitment, and (v) with respect to any New Lender, a New Lender Supplement, substantially in the form of Exhibit L-2, executed and delivered by such New Lender, and a new Note executed and delivered by Borrower reflecting such New Lender's commitment.

          (c) Upon the effectiveness of any such increase, each Increasing Lender shall be bound by and entitled to the rights and benefits of this Agreement and the other Loan Documents with respect to the full amount of its commitment as so increased, and each New Lender shall become a Lender for all purposes and to the same extent as if an original Lender a party hereto and shall be bound by and entitled to the rights and benefits fo this Agreement and the other Loan Documents with respect to its commitment. Administrative Agent shall distribute to Borrower and each Lender an amended Lender Schedule (which shall be deemed incorporated into this Agreement) reflecting any changes in any Lender's commitment or Percentage Share resulting from such increase. In the event any Loans shall remain outstanding as of the effective date of any such increase in the Maximum Facility Amount and aggregate Lender commitments, Borrower shall prepay any Loans or portions thereof (and any amounts due under Section 3.6 in connection with any such prepayment) or make additional borrowings so that, after giving effect thereto, such outstanding Loans are held pro rata based on each Lender's revised Percentage Share.

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

                        ARTICLE III - Payments to Lenders

          Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Administrative Agent for the account of the Lender Party to whom such payment is owed in lawful money of the United States of America, (unless otherwise expressly provided in this Agreement), without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Administrative Agent not later than noon, Boston, Massachusetts time, on the date such payment becomes due and payable. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Administrative Agent's Note. When Administrative Agent collects or receives money on account of the Obligations, Administrative Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

                  (a first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

                  (b then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

                  (c then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid, and then held as LC Collateral pursuant to Section 2.11(c); and

                  (d last, for the payment or prepayment of any other
         Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and accrued interest thereon in compliance with Sections 2.5 and 2.6, as applicable. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Administrative Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.9(c) or to Administrative Agent under Section 9.4, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer or Administrative Agent, respectively, to the extent of such unpaid payments, and Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender. If any payment on account of any Obligation is received in Canadian

Dollars, instead of Dollars as required pursuant to this section (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of such Restricted Person or otherwise howsoever), such payment shall constitute a discharge of such Obligation only to the extent of the equivalent in Dollars of such amount of Canadian Dollars determined by Administrative Agent in accordance with its normal procedures and after deducting any premium and costs of exchange, determined as of the Business Day next following such receipt. If, for the purpose of obtaining or enforcing judgment in any court in any Canadian jurisdiction, it becomes necessary to convert any amount due in Dollars into Canadian Dollars, then the Dollar Equivalent of such amount shall be determined on the Business Day following the date such judgment is given, and in any event Restricted Persons shall continue to be obligated to pay any deficiency owing to any Lender Party. If any Lender Party receives any payment or payments on account of the liability of any Restricted Person hereunder pursuant to any judgment or order in Canadian Dollars, and the Dollar Equivalent of such amount on the Business Day next following such receipt is less than the full amount of the Obligation due immediately prior to such judgment or order, then Borrower on demand shall indemnify and save such Lender Party harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this Section 3.1 shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender Parties or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

          Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender Party, then, within five Business Days after demand by such Lender Party, Borrower will pay to Administrative Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party's Loans, Letters of Credit, participations in Letters of Credit or commitments under this Agreement.

          Section 3.3. Increased Cost of LIBOR Loans or Letters of Credit. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

                  (a shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any LIBOR Loan or Letter of Credit or otherwise due under this Agreement in respect of any LIBOR Loan or Letter of Credit

         (other than taxes imposed on, or measured by, the overall net income of such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located); or

                  (b shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any LIBOR Loan or any Letter of Credit (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of LIBOR Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

                  (c shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any LIBOR Loan or Letter of Credit, the result of which is to increase the cost to any Lender Party of funding or maintaining any LIBOR Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender Party in respect of any LIBOR Loan or Letter of Credit by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Administrative Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall, within five Business Days after demand therefor by such Lender Party, pay such amount to Administrative Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Administrative Agent and such Lender Party not less than three Business Days' notice, to Convert all (but not less than all) of any such LIBOR Loans into Base Rate Loans.

          Section 3.4. Notice; Change of Applicable Lending Office. A Lender Party shall notify Borrower of any event occurring after the date of this Agreement that will entitle such Lender Party to compensation under Section 3.2,
3.3 or 3.5 hereof as promptly as practicable, but in any event within 90 days, after such Lender Party obtains actual knowledge thereof; provided, that (i) if such Lender Party fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender Party shall, with respect to compensation payable pursuant to Section 3.2, 3.3 or 3.5 in respect of any costs resulting from such event, only be entitled to payment under Section 3.2, 3.3 or
3.5 hereof for costs incurred from and after the date 90 days prior to the date that such Lender Party does give such notice and (ii) such Lender Party will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender Party, be disadvantageous to such Lender Party, except that such Lender Party shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender Party will furnish to Borrower a certificate setting forth the basis and amount of each request by such Lender Party for compensation under Section 3.2, 3.3 or 3.5 hereof.

          Section 3.5. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain LIBOR Loans or to issue or participate in Letters of Credit, or shall materially restrict the authority of any Lender Party to

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

purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any LIBOR Loan are not available to it, or (c) any Lender Party determines that the formula for calculating the LIBOR Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, then, upon notice by such Lender Party to Borrower and Administrative Agent, Borrower's right to elect LIBOR Loans from such Lender Party (or, if applicable, to obtain Letters of Credit) shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all LIBOR Loans of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

          Section 3.6. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain LIBOR Loans), as a result of (a) any payment or prepayment (whether or not authorized or required hereunder) of all or a portion of a LIBOR Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether or not required hereunder, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any Conversion (whether or not authorized or required hereunder) of all or any portion of any LIBOR Loan into a Base Rate Loan or into a different LIBOR Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

          Section 3.7. Reimbursable Taxes. Borrower covenants and agrees that:

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

                  (a) Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future stamp and other taxes, duties, levies, imposts, deductions, charges, costs, and withholdings whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any LIBOR Loans or Letters of Credit (whether or not legally or correctly imposed, assessed, levied or collected) including all taxes imposed pursuant to Part XIII of the Income Tax Act (Canada) and any withholding or other taxes imposed on any Lender Party under Canadian Law, excluding, however, any taxes imposed on or measured by the overall net income of Administrative Agent or such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

                  (b) All payments on account of the principal of, and interest on, each Lender Party's Loans and Note, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Lender Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

                  (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any LIBOR Loan, Borrower may elect, by giving to Administrative Agent and such Lender Party not less than three Business Days' notice, to Convert all (but not less than all) of any such LIBOR Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

                  (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Administrative Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Administrative Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender Party providing the forms or statements, (y) the Code, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

          Section 3.8 Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under Sections 3.2 through 3.7, then within ninety days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Administrative Agent and to Borrower, provided that: (i) all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs and any breakage costs with respect to any outstanding LIBOR Loans), but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest and accrued and unpaid commitment fees thereon. In connection with any such assignment Borrower, Administrative Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 10.5. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under
Section 3.2 through 3.7 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.

                   ARTICLE IV - Conditions Precedent to Credit

          Section 4.1. Documents to be Delivered. No Lender had any obligation to make its first Loan, and LC Issuer had no obligation to issue the first Letter of Credit unless Administrative Agent shall have received all of the following, at Administrative Agent's office in Boston, Massachusetts, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent, each of which was so executed and delivered (except for the term "Existing Agreement", references to defined terms in this Section 4.1 are to such terms as defined in the Existing Agreement, as it was initially executed and delivered):

                  (a) The Existing Agreement, as originally executed and delivered, and any other documents that Lenders are to execute in connection herewith.

                  (b) Each Note.

                  (c) Each Security Document listed in the Security Schedule.

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

                  (d) Certain certificates including:

                        (i) An "Omnibus Certificate" of the secretary and of the president of General Partner, which shall contain the names and signatures of the officers of General Partner authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of General Partner and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of each Restricted Person and all amendments thereto, certified by the appropriate official of such Restricted Person's jurisdiction of organization, and (3) a copy of any bylaws or agreement of limited partnership of each Restricted Person;

                        (ii) A certificate of the president and of the chief financial officer of General Partner, regarding satisfaction of Section 4.2; and

                        (iii) A solvency certificate from Borrower and each Guarantor.

                  (e) A certificate (or certificates) of the due formation, valid existence and good standing of each Restricted Person in its respective jurisdiction of organization, issued by the appropriate authorities of such jurisdiction, and certificates of each Restricted Person's good standing and due qualification to do business, issued by appropriate officials in any jurisdictions in which such Restricted Person owns property subject to Security Documents.

                  (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

                  (g) A favorable opinion of Tim Moore, Esq., General Counsel for Restricted Persons, substantially in the form set forth in Exhibit G-1, Fulbright & Jaworski L.L.P., special Texas and New York counsel to Restricted Persons, substantially in the form set forth in Exhibit G-2, Bennett Jones LLP, special Canadian counsel to Restricted Persons, substantially in the form set forth in Exhibit G-3, and local counsel for the states of California, Illinois, Louisiana, Mississippi and Oklahoma satisfactory to Administrative Agent.

                  (h) The Initial Financial Statements.

                  (i) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

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

                  (j) Copies of such permits and approvals regarding the property and business of Restricted Persons as Administrative Agent may request.

                  (k) A certificate signed by the chief executive officer of General Partner in form and detail acceptable to Administrative Agent confirming the insurance that is in effect as of the date hereof and certifying that such insurance is customary for the businesses conducted by Restricted Persons and is in compliance with the requirements of this Agreement.

                  (l) Payment of all commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

                  (m) The Intercreditor Agreement.

                  (n) Borrower and Plains Marketing Canada, L.P. shall have adopted such risk management procedures and controls and such trading policies as shall be satisfactory to each Agent in its sole and absolute discretion.

                  (o) Each Agent and its counsel shall have reviewed and approved, in its sole and absolute discretion, all outstanding Plains MLP or Resources shareholder litigation and available insurance with respect thereto.

                  (p) Each Restricted Person shall have executed and delivered the Revolver Agreement and all conditions precedent to the Revolver Agreement shall have been satisfied.

                  (q) General Partner shall have delivered to Administrative Agent a certificate by the chief financial officer of General Partner, certifying the pro forma Initial Financial Statements delivered pursuant to clause (h) above and reflecting pro forma compliance with each event specified in Sections 7.11 through 7.14, inclusive.

                  (r) The Borrowing Base as of the date of such first Loan and first Letter of Credit shall be at least $5,000,000 more than the initial Facility Usage on such date after giving effects to the Loans and Letters of Credit requested for such date, and General Partner shall have delivered to the Administrative Agent a Borrowing Base Report in reasonable detail demonstrating compliance with this requirement.

          Section 4.2. Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

                  (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders.

                  (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

                  (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Plains MLP's or Borrower's Consolidated financial condition or businesses since the date of the Initial Financial Statements.

                  (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

                  (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

                  (f) Administrative Agent shall have received all documents and instruments which Administrative Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Administrative Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and
         (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Administrative Agent in form, substance and date.

         Section 4.3. Effectiveness of Amendment and Restatement. This Second Amended and Restated Agreement shall become effective as of the date first written above, when and only when:

                  (a) Administrative Agent shall have received, at Administrative Agent's office (i) a counterpart of this Agreement executed and delivered by Borrower, Plains MLP, All American and Majority Lenders which are parties to the Existing Agreement, and consented to by each other Guarantor, and (ii) the Revolver Agreement, amending various provisions therein consistent with the amendments set forth herein, in form and substance acceptable to Administrative Agent, executed and delivered by such Persons so as to make such Revolver Agreement effective pursuant to the terms thereof;

                  (b) Certain certificates including:

                           (i) An "Omnibus Certificate" of the secretary and of the president of General Partner, which shall contain the names and signatures of the officers of General Partner authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of General Partner and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of each Restricted Person and all amendments thereto, certified by the appropriate official of such Restricted Person's jurisdiction of organization, and (3) a copy of any bylaws or agreement of limited partnership of each Restricted Person;

                           (ii) A certificate of the president and of the chief financial officer of General Partner, regarding satisfaction of Section 4.2; and

                           (iii) A solvency certificate from Borrower and each
                  Guarantor.

                  (c) A certificate (or certificates) of the due formation, valid existence and good standing of each Restricted Person in its respective jurisdiction of organization, issued by the appropriate authorities of such jurisdiction, and certificates of each Restricted Person's good standing and due qualification to do business, issued by appropriate officials in any jurisdictions in which such Restricted Person owns property subject to Security Documents.

                  (d) Documents similar to those specified in subsections (b)(i) and (c) of this section with respect to each Guarantor and the execution by it of an amended and restated guaranty of Borrower's Obligations.

                  (e) Favorable legal opinions in form, scope and substance as reasonably requested by Administrative Agent.

                  (f) The Initial Financial Statements.

                  (g) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

                  (h) Copies of such permits and approvals regarding the property and business of Restricted Persons as Administrative Agent may request.

                  (i) A certificate signed by the chief executive officer of General Partner in form and detail acceptable to Administrative Agent confirming the insurance that is in effect as of the date hereof and certifying that such insurance is customary for the businesses conducted by Restricted Persons and is in compliance with the requirements of this Agreement.

          (j) In consideration of such amendment and restatement (and on the condition that on or before July 2, 2002 (1) Lenders constituting not less than Majority Lenders under the Existing Agreement shall have executed and delivered this Agreement, and (2) lenders under the "Existing Agreement" as defined in the Revolver Agreement constituting not less than "Majority Lenders" under such "Existing Agreement", as each term is defined in the Revolver Agreement, shall have executed and delivered the Revolver Agreement), Borrower shall have paid (A) to Administrative Agent for the account of each such Lender so timely executing and delivering this Agreement, an amendment fee in immediately available funds equal to one-eighth of one percent (0.125%) of each such Lender's Commitment; and
     (B) Borrower shall have paid all other fees required to be paid to Administrative Agent or any Lender pursuant to any Loan Documents, including reasonable fees and expenses of Thompson & Knight LLP, counsel to Administrative Agent;

          (k) The amended and restated Intercreditor Agreement.

          (l) General Partner shall have delivered to Administrative Agent a certificate by the chief financial officer of General Partner, certifying the pro forma Initial Financial Statements delivered pursuant to clause (f) above and reflecting pro forma compliance with each event specified in Sections 7.11 through 7.14, inclusive.

In the event that as of the date hereof (or such other date as Borrower and Administrative Agent may agree) (1) Lenders constituting at least Majority Lenders under the Existing Agreement have not executed and delivered this Agreement, or (2) lenders under the "Existing Agreement" as defined in the Revolver Agreement constituting not less than "Majority Lenders" under such "Existing Agreement", as each term is defined in the Revolver Agreement, have not executed and delivered the Revolver Agreement), then this Agreement shall not be effective, Borrower shall have no obligation to pay the amendment fee set forth in clause 4.3(j)(A), and the Existing Agreement shall continue in full force and effect.

                   ARTICLE V - Representations and Warranties

     To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Plains MLP and Borrower represent and warrant to each Lender that:

     Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

     Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States and Canada wherein the character of the properties owned or held by it or the nature of the business transacted by it

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makes such qualification necessary except where the failure to so qualify would not cause a Material Adverse Change. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States and Canada wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures necessary except where the failure to so qualify would not cause a Material Adverse Change.

     Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Restricted Person or any of its Affiliates, or
(3) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person or any of its Affiliates, (ii) result in the acceleration of any Indebtedness owed by any Restricted Person or any of its Affiliates, or (iii) result in or require the creation of any Lien upon any assets or properties of any Restricted Person or any of its Affiliates except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents or disclosed in the Disclosure Schedule, no permit, consent, approval, authorization or order of, and no notice to or filing, registration or qualification with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

     Section 5.6. Initial Financial Statements. Plains MLP has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements other than pro forma financial statements fairly present Plains MLP's Consolidated and consolidating financial position at the date thereof and the Consolidated and consolidating results of Plains MLP's operations for the periods thereof, and in the case of the annual Initial Financial Statements, Consolidated cash flows for the period thereof. The pro forma Initial Financial Statements fairly present Plains MLP's pro forma Consolidated and consolidating financial position at the date thereof and the pro forma Consolidated results of Plains MLP's operations for the period thereof. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements other than pro forma

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financial statements were prepared in accordance with GAAP. All Initial
Financial Statements that are pro forma financial statements were prepared in accordance with GAAP with such pro forma adjustments as have been accepted by Administrative Agent.

     Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Plains MLP or material with respect to Plains MLP's Consolidated financial condition and not shown in the Initial Financial Statements, disclosed in the Disclosure Schedule or otherwise permitted under
Section 7.1. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

     Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading as of the date made or deemed made. All written information furnished after the date hereof by or on behalf of any Restricted Person to Administrative Agent or any Lender Party in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect in light of the circumstances in which made, or based on reasonable estimates on the date as of which such information is stated or certified. There is no fact known to any Restricted Person that has not been disclosed to each Lender in writing which could cause a Material Adverse Change.

     Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements, in the Disclosure Schedule or pursuant to Section 6.4: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person or affecting any Collateral (including, without limitation, any which challenge or otherwise pertain to any Restricted Person's title to any Collateral) before any Tribunal which could reasonably be expected to cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers or affecting any Collateral which could reasonably be expected to cause a Material Adverse Change.

     Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or otherwise disclosed in writing to Administrative Agent, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

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     Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA
Plans are listed in the Disclosure Schedule. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Code exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

     Section 5.12. Compliance with Laws. Except as set forth in the Disclosure Schedule, each Restricted Person has all permits, licenses and authorizations required in connection with the conduct of its businesses, except to the extent failure to have any such permit, license or authorization could not cause a Material Adverse Change. Each Restricted Person is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Law, including applicable Environmental Law, or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not cause a Material Adverse Change. Without limiting the foregoing, each Restricted Person (i) has filed and maintained all tariffs applicable to its business with each applicable commission, (ii) and all such tariffs are in compliance with all Laws administered or promulgated by each applicable commission and (iii) has imposed charges on its customers in compliance with such tariffs, all contracts applicable to its business and all applicable Laws. As used herein, "commission" includes the Federal Energy Regulatory Commission, the Public Utility Commission of the State of California and each other US federal, Canadian federal, state, provincial, or local governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any Restricted Person or its properties.

     Section 5.13. Environmental Laws. As used in this section: "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C.
(S) 9601(22). Without limiting the provisions of Section 5.12 and except as set forth in the Disclosure Schedule:

     (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any Tribunal or any other Person with respect to any of the following which in the aggregate could cause a Material Adverse Change (i) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by any Restricted Person or on any property owned by any Restricted Person, (ii) any remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (iii) any alleged failure by

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

any Restricted Person to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

     (b) No Restricted Person otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

     (c) No Restricted Person has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Restricted Person to an extent that such handling has caused, or could cause, a Material Adverse Change.

     (d) Except to the extent that the following in the aggregate has not caused and could not cause a Material Adverse Change:

     (i) no PCBs are or have been present at any properties now or previously owned or leased by any Restricted Person;

     (ii) no asbestos is or has been present at any properties now or previously owned or leased by any Restricted Person;

     (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Restricted Person; and

     (iv) no Hazardous Materials have been Released at, on or under any properties now or previously owned or leased by any Restricted Person.

     (e) No Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, any location listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, nor, except to the extent that has not caused and could not cause a Material Adverse Change, any location listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

     (f) No property now or previously owned or leased by any Restricted Person is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, nor, except to the extent that has not caused and could not cause a Material Adverse Change, on any similar state list of sites requiring investigation or clean-up.

     (g) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any Restricted Person, and no government actions of which Borrower is aware have been taken or are in process which could subject any of such properties to such Liens; nor would any Restricted Person be required to place any notice or

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restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

     (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses for ground water or soil contamination relating to the Release of Hazardous Materials conducted by or which are in the possession of any Restricted Person in relation to any properties or facility now or previously owned or leased by any Restricted Person which have not been made available to Administrative Agent.

     (i) (i) Each Canadian Subsidiary and each Subsidiary of either such Person are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws, unless failure to so comply could not reasonably be expected to cause a Material Adverse Change; (ii) none of the operations or properties of either Canadian Subsidiary nor any Subsidiary of either such Person is the subject of federal, provincial or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials, unless such remedial action could not reasonably be expected to cause a Material Adverse Change; and (iii) neither Canadian Subsidiary nor any Subsidiary of either such Person (and to the best knowledge of each Canadian Subsidiary, no other Person) has filed any notice under any Law indicating that any such Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any such Person, unless such failure to so comply could not reasonably be expected to cause a Material Adverse Change.

     Section 5.14. Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out in Section
10.3. Except as indicated in the Disclosure Schedule or otherwise disclosed in writing to the Administrative Agent, no Restricted Person has any other office or place of business.

     Section 5.15. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or hereafter disclosed to Administrative Agent in writing. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, limited liability company, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or hereafter disclosed to Administrative Agent in writing. Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

     Section 5.16. Title to Properties; Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted

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

Person's business. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

     Section 5.17. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services. Neither Borrower nor any other Restricted Person is subject to regulation under the Federal Power Act which would violate, result in a default of, or prohibit the effectiveness or the performance of any of the provisions of the Loan Documents.

     Section 5.18. Insider. No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. (S) 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. (S) 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

     Section 5.19. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and each Guarantor and the consummation of the transactions contemplated hereby, (i) Borrower and each Guarantor will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws), and the sum of Borrower's and each Guarantor's absolute and contingent liabilities, including the Obligations or guarantees thereof, shall not exceed the fair market value of such Restricted Person's assets, and (ii) Borrower's and each Guarantor's capital should be adequate for the businesses in which such Restricted Person is engaged and intends to be engaged. Neither Borrower nor any Restricted Person has incurred (whether under the Loan Documents or otherwise), nor does any Restricted Person intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

     Section 5.20. Credit Arrangements. The Disclosure Schedule contains a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guaranty or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guaranty by, any Restricted Person, or to which any Restricted Person is subject, other than the Loan Documents, the Revolver Agreement and the "Loan Documents" as defined therein, and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in the Disclosure Schedule. No Restricted Person is subject to any restriction under any credit agreement, loan agreement, indenture, purchase agreement, guaranty or other arrangement providing for or otherwise relating to any Indebtedness

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

or any extension of credit (or commitment for any extension of credit) to, or guaranty by, any Affiliate, other than another Restricted Person.

                       ARTICLE VI - Affirmative Covenants

      To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Plains MLP and Borrower covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders, or all Lenders as required under Section 10.1, have previously agreed otherwise:

      Section 6.1. Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents, to which it is a party, in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed in the Loan Documents to which it is a party.

      Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Plains MLP will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender at Restricted Person's expense:

          (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year (i) complete Consolidated financial statements of Plains MLP together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by PricewaterhouseCoopers LLP, or other independent certified public accountants selected by General Partner and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared and (ii) supporting unaudited consolidating balance sheets and statements of income of each other Restricted Person (except for any Restricted Person whose financial statements are substantially the same as those of Plains MLP). These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings for such Fiscal Year. Such Consolidated financial statements shall set forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Plains MLP will furnish a certificate signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.11 through 7.14, inclusive, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they obtained no knowledge of any Default existing at the end of such Fiscal Year, or, if they did so conclude that a Default existed, specifying its nature and period of existence.

          (b) As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (i) Plains MLP's

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Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Plains MLP's earnings and cash flows for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and (ii) supporting consolidating balance sheets and statements of income of each other Restricted Person (except for any Restricted Person whose financial statements are substantially the same as those of Plains
MLP), all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments, and as soon as available, and in any event within forty-five (45) days after the end of the last Fiscal Quarter of each Fiscal Year, Plains MLP's unaudited Consolidated balance sheet as of the end of such Fiscal Quarter and income statement for such Fiscal
Quarter and for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter. In addition Plains MLP will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit F signed by the chief financial officer, principal accounting officer or treasurer of General Partner stating that such financial statements are accurate and complete in all material respects (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 through 7.14, inclusive and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

      (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Plains MLP to its unit holders and all registration statements, periodic reports and other statements and schedules filed by Plains MLP with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

      (d) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, a business and financial plan for Plains MLP (in form reasonably satisfactory to Administrative Agent), prepared or caused to be prepared by a senior financial officer thereof, setting forth for the first year thereof, quarterly financial projections and budgets for Plains MLP, and thereafter yearly financial projections during the Commitment Period.

      (e) On or about the twenty-sixth (26th) (but no later than the twenty-eighth (28th)) day of each calendar month (i) a Borrowing Base Report in the form of Exhibit H duly completed by an authorized officer of General Partner and conforming with the requirements of Section 2.13, and (ii) a statement reconciling such report with the Borrowing Base Report delivered on or about the 26th day of the preceding calendar month.

      (f) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, an environmental compliance certificate signed by the president or chief executive officer of General Partner in the form attached hereto as Exhibit I. Further, if requested by Administrative Agent, Restricted Persons shall permit and cooperate with an

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      environmental and safety review made in connection with the operations of
      Restricted Persons' properties one time during each Fiscal Year, by Pilko & Associates, Inc. or other consultants selected by Administrative Agent which review shall, if requested by Administrative Agent, be arranged and supervised by environmental legal counsel for Administrative Agent, all at Restricted Persons' cost and expense. The consultant shall render a verbal or written report, as specified by Administrative Agent, based upon such review at Restricted Persons' cost and expense and a copy thereof will be provided to Restricted Persons.

          (g) Concurrently with the annual renewal of Restricted Persons' insurance policies, Restricted Persons shall at their own cost and expense, if requested by Administrative Agent in writing, cause a certificate or report to be issued by Administrative Agent's professional insurance consultants or other insurance consultants satisfactory to Administrative Agent certifying that Restricted Persons' insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

          (h) As soon as available, and in any event within five (5) Business Days after the end of each month, a report on a mark to market basis of all Floating Rate Contracts as of the end of such month, and together with such report a complete list of all net realized losses on any Floating Rate Contracts for the prior twelve months in form satisfactory to Administrative Agent.

      Section 6.3. Other Information and Inspections. In each case subject to the last sentence of this Section 6.3, each Restricted Person will furnish to each Lender any information which Administrative Agent or any Lender may from time to time request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. In each case subject to the last sentence of this Section 6.3, each Restricted Person will permit representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and, upon prior notice to Borrower, its representatives. Without limitation of the foregoing, within one hundred twenty (120) days after the end of each Fiscal Year, and in addition once during each Fiscal Year, if requested by Administrative Agent at the instruction of Majority Lenders, Borrower shall permit commercial financial examiners appointed by Administrative Agent to conduct a commercial finance examination of the business and assets of Restricted Persons and in connection with such examination to have full access to and the right to examine, audit, make abstracts and copies from, and inspect Restricted Persons' records, files, books of account and all other documents, instruments and agreements to which a Restricted Person is a party. Borrower shall pay all

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reasonable costs and expenses of Administrative Agent associated with any such examination. Each of the foregoing inspections and examinations shall be made subject to compliance with applicable safety standards and the same conditions applicable to any Restricted Person in respect of property of that Restricted Person on the premises of Persons other than a Restricted Person or an Affiliate of a Restricted Person, and all information, books and records furnished or requested to be furnished, or of which copies, photocopies or photographs are made or requested to be made, all information to be investigated or verified and all discussions conducted with any officer, employee or representative of any Restricted Person shall be subject to any applicable attorney-client privilege exceptions which the Restricted Person determines is reasonably necessary and compliance with conditions to disclosures under non-disclosure agreements between any Restricted Person and Persons other than a Restricted Person or an Affiliate of a Restricted Person and the express undertaking of each Person acting at the direction of or on behalf of any Lender Party to be bound by the confidentiality provisions of Section 10.6 of this Agreement.

         Section 6.4. Notice of Material Events and Change of Address. Each Restricted Person will notify each Lender Party, not later than five (5) Business Days after any executive officer of Restricted Persons has knowledge thereof, stating that such notice is being given pursuant to this Agreement, of:

                  (a)  the occurrence of any Material Adverse Change,

                  (b)  the occurrence of any Default,

                  (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

                  (d)  the occurrence of any Termination Event,

                  (e) Under any Environmental Law, any claim of the Dollar Equivalent of $1,000,000 or more, any notice of potential liability which might be reasonably likely to exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties taken as a whole, and

                  (f) the filing of any suit or proceeding, or the assertion in writing of a claim against any Restricted Person or with respect to any Restricted Person's properties in which an adverse decision reasonably could be expected to cause a Material Adverse Change.

Upon the occurrence of any of the foregoing, Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default, or Termination Event to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Restricted

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Persons will also notify Administrative Agent and Administrative Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.

         Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns including any extensions;
(b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within one hundred twenty (120) days after the date such goods are delivered or such services are rendered, pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it, other than royalty payments suspended in the ordinary course of business; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefor which are required by GAAP.

         Section 6.8. Insurance. Each Restricted Person shall at all times maintain insurance for its property in accordance with the Insurance Schedule which insurance shall be by financially sound and reputable insurers. Each Restricted Person will maintain any additional insurance coverage as described in the respective Security Documents. Upon demand by Administrative Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Administrative Agent as its interests may appear, (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to Administrative Agent, and (c) to provide for any other matters specified in any applicable Security Document or which Administrative Agent may reasonably require. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in accordance with the Insurance Schedule.

         Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under

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any Loan Document, Administrative Agent may pay the same after notice of such payment by Administrative Agent is given to Borrower. Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

         Section 6.10. Interest. Borrower hereby promises to each Lender to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, and franchise, and each material agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.

         Section 6.12.  Environmental Matters; Environmental Reviews.

         (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

         (b) Each Restricted Person will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person or General Partner, or of which it has notice, pending or threatened against any Restricted Person, the potential liability of which exceeds the Dollar Equivalent of $1,000,000 or would cause a Material Adverse Change if resolved adversely against any Restricted Person, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

         (c) Each Restricted Person will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Restricted Person or General Partner in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location, the potential liability of which exceeds the Dollar Equivalent of $1,000,000 or would cause a Material Adverse Change if resolved adversely against any Restricted Person.

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         Section 6.13. Evidence of Compliance. Subject to the last sentence of
Section 6.3, each Restricted Person will furnish to each Lender at such Restricted Person's expense all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. Agreement to Deliver Security Documents. Restricted Persons will deliver, and will cause each Person, other than Unrestricted Subsidiaries, in which it owns any capital stock or other equity interest (other than interests described in clause (d) of the definition of "Permitted Investments") to deliver, to further secure the Obligations whenever requested by Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any Restricted Person; provided, with respect to any such property for which the consent or approval of third parties is required for the delivery of such Security Documents, Restricted Persons shall not be required to deliver, or to cause such Person to deliver, such Security Documents with respect to such property, but shall use their commercially reasonable best efforts, as determined by Administrative Agent, to deliver, or to cause such Person to deliver, such Security Documents with respect to such property. Without limiting the foregoing, each Restricted Person shall be required to grant a Lien in favor of Administrative Agent for the benefit of Lenders encumbering such Restricted Person's ownership interest in any Unrestricted Subsidiary; provided, no Security Document granting any such Lien on such ownership interest in such Unrestricted Subsidiary shall restrict or limit the ownership or operation of such Unrestricted Subsidiary except as otherwise restricted or limited herein.

         Section 6.15. Perfection and Protection of Security Interests and Liens. Each Restricted Person will from time to time deliver to Administrative Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.16. Bank Accounts; Offset. To secure the repayment of the Obligations, each Restricted Person hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Restricted Person now or hereafter held or received by or in transit to any Lender from or for the account of such Restricted Person, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Restricted Person with any Lender, and (c) any other credits and claims of such Restricted Person at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time during the continuance of any Event of Default, each Lender is

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hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to any Restricted Person), any and all items herein above referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         Section 6.17. Guaranties of Subsidiaries. Each Subsidiary of Plains MLP, and any other Person, other than Unrestricted Subsidiaries, in which any Subsidiary of Plains MLP owns any capital stock or other equity interest (other than interests described in clause (d) of the definition of "Permitted Investments"), now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Administrative Agent, execute and deliver to Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder (in each case for which such Subsidiary is not a borrower, account party or similar primary and direct obligor), which guaranty shall be satisfactory to Administrative Agent in form and substance; provided, with respect to any such Subsidiary or other Person that is not a Wholly Owned Subsidiary of Plains MLP, for which consent or approval of third parties is required for the delivery of such guaranty, such Subsidiary or such other Person shall not be required to deliver such guaranty, but shall use its commercially reasonable best efforts, as determined by Administrative Agent, to deliver such guaranty. Notwithstanding any provision contained herein, in no event shall any Unrestricted Subsidiary be required to execute and deliver any guaranty for, or in respect of, the Obligations, or any part thereof. Each Subsidiary of Plains MLP existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Plains MLP will cause each of its Subsidiaries to deliver to Administrative Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Administrative Agent and its counsel that such Subsidiary has taken all corporate, limited liability company or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.18. Compliance with Agreements. Each Restricted Person shall observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to such Restricted Person or to Restricted Persons on a Consolidated basis or materially significant to any Guarantor, unless any such failure to so observe, perform or comply is remedied within the applicable period of grace (if any) provided in such agreement or instrument.

         Section 6.19. Rents. By the terms of the various Security Documents, certain Restricted Persons are and will be assigning to Administrative Agent, for the benefit of Lender Parties, all of the "Rents" (as defined therein) accruing to the property covered thereby. Notwithstanding any such assignments, so long as no Default has occurred and is continuing, (i) such Restricted Persons may continue to receive and collect from the payors of such Rents all such Rents, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified, and free and clear of such Liens, use the proceeds of the Rents, and (ii) the Administrative Agent will not notify the obligors of such Rents or take any other action to cause proceeds thereof to be remitted to the Administrative Agent. Upon the occurrence of a Default, Administrative Agent may exercise all rights and remedies granted under the Security

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Documents, including the right to obtain possession of all Rents then held by such Restricted Persons or to receive directly from the payors of such Rents all other Rents until such time as such Default is no longer continuing. If the Administrative Agent shall receive any Rent proceeds from any payor at any time other than during the continuance of a Default, then it shall notify Borrower thereof and (i) upon request and pursuant to the instructions of Borrower, it shall, if no Default is then continuing, remit such proceeds to the Borrower and
(ii) at the request and expense of Borrower, execute and deliver a letter to such payors confirming Restricted Persons' right to receive and collect Rents until otherwise notified by Administrative Agent. In no case shall any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such Rents constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Rents by Administrative Agent to such Restricted Persons constitute a waiver, remission, or release of any other Rents or of any rights of Administrative Agent to collect other Rents thereafter.

         Section 6.20. Operating Practices. Each Restricted Person shall operate its business in a manner that is consistent with the policies and procedures approved by the board of directors of General Partner and in effect on, and delivered to Administrative Agent and Lenders prior to, the date hereof, and revisions thereto referred to in the following sentence. Borrower shall review such policies and procedures at least annually, and shall promptly recommend to the board of directors of General Partner such revisions to such policies and procedures as may be recommended by Restricted Persons' or, upon consultation with Borrower and its consultants and at the request of Administrative Agent, Administrative Agent's third party consultants, to remedy deficiencies in internal controls, and Borrower shall promptly provide a report to Lenders regarding such policies and procedures, including such policies and procedures which the board of directors of General Partner could adopt and has adopted.

                        ARTICLE VII - Negative Covenants

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Plains MLP and Borrower covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders, or all Lenders as required under Section 10.1, have previously agreed otherwise:

         Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

         (a)  the Obligations;

         (b)  Indebtedness arising under Hedging Contracts (i) permitted under
Section 7.3 or (ii) consisting of options, swaps, collars and similar instruments that relate to Petroleum Products and are either referred to in any of clauses (i) - (iii) of Section 7.15(a) or permitted by Section 7.15(b) or
(c);

         (c) Indebtedness of any Restricted Person owing to another Restricted Person;

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         (d) Liabilities with respect to obligations to deliver Petroleum
Products or to render terminaling or storage services in consideration for advance payments to a Restricted Person provided such delivery or rendering, as applicable, is to be made within 60 days (or, as to liquefied petroleum gases, within 365 days) after such payment;

         (e) Indebtedness under the Revolver Agreement, provided that the principal amount of loans and face amount of letters of credit thereunder at any one time outstanding (excluding any exposure related to Hedging Contracts secured in connection therewith) shall not exceed $830,000,000;

         (f) guaranties by any Restricted Person of (i) (A) Liabilities of any Borrower or Guarantor which are not otherwise prohibited hereunder or (B) Liabilities of any Wholly-Owned Subsidiary of Plains MLP not constituting Indebtedness, (ii) trade payables incurred and paid in the ordinary course of business on ordinary trade terms by (A) any Restricted Person, or (B) any other Person in which Plains MLP or any Wholly Owned Subsidiary of Plains MLP owns less than all of such Person's capital stock or other equity interest; provided, that the outstanding trade payables amount guaranteed at any time under this clause (B) shall not exceed (1) $50,000,000 minus (2) any outstanding Investments under clause (f) of the definition of Permitted Investments;

         (g) Indebtedness owing by Plains MLP or any other Restricted Person under its senior unsecured privately placed or public term Indebtedness (and any Indebtedness from time to time issued in exchange therefor or from time to time incurred to repay or otherwise refinance, in whole or part, any Indebtedness that was incurred pursuant to this clause (g), which Indebtedness is incurred in compliance with the provisions of clauses (1) through (6) of this clause (g)), provided:

         (1) such Indebtedness shall not permit mandatory redemption or mandatory prepayment by any holder thereof solely at the option of any such holder, nor any stated maturity, in each case prior to the last maturity date of all Loans, other than any such redemption, prepayment or maturity of such Indebtedness which is made with the proceeds of (A) all or any portion of other Indebtedness incurred pursuant to this clause (g), or (B) any equity issuance of Plains MLP,

         (2) the instrument governing such Indebtedness shall have no covenants or other requirements more onerous than the Loan Documents,

         (3) the aggregate outstanding face amount of such Indebtedness, without duplication of, or regard for, the amount of any Indebtedness theretofore incurred pursuant to this clause (g) which, in whole or part, is being repaid or refinanced with the proceeds of Indebtedness that is being incurred subsequent thereto pursuant to this clause (g) and substantially contemporaneously with such repayment or refinancing, as applicable, shall not exceed $400,000,000,

         (4) all of the net proceeds of such originally issued Indebtedness up to an aggregate amount of $400,000,000, other than any portion of such net proceeds (A) used to pay or

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         otherwise refinance, in whole or part, Indebtedness incurred pursuant to this clause (g), or (B) which permanently replaces any Indebtedness incurred pursuant to this clause (g) and theretofore matured or was redeemed or paid as permitted by subclause (B) of either clause (1) or the final proviso in this Section 7.1(g), shall be used to repay US Loans (as defined in the Revolver Agreement) to Borrower outstanding under the Revolver Agreement as therein provided or to make substantially contemporaneous Permitted Acquisitions,

         (5) upon the receipt of net proceeds from the original issuance of such Indebtedness up to an aggregate amount of $400,000,000, other than any portion of such net proceeds (A) used to pay or otherwise refinance, in whole or part, Indebtedness incurred pursuant to this clause (g), or
         (B) which permanently replaces any Indebtedness incurred pursuant to this clause (g) and theretofore matured or was redeemed or paid as permitted by subclause (B) of either clause (1) or the final proviso in this Section 7.1(g), the US Commitment (as defined in the Revolver Agreement) under the Revolver Agreement shall be reduced (as provided in the Revolver Agreement) by an amount (the "Commitment Reduction Amount") equal to (A) forty percent (40%) of the face amount of such Indebtedness, which face amount shall be reduced by an amount equal to the net proceeds from such issuance which were used to repay or otherwise refinance, in whole or part, Indebtedness incurred pursuant to this clause (g), if and to the extent the aggregate face amount is less than $350,000,000, or (B) fifty percent (50%) of the face amount of such Indebtedness, which face amount shall be reduced by an amount equal to the net proceeds from such issuance which were used to repay or otherwise refinance, in whole or part, Indebtedness incurred pursuant to this clause (g), if and to the extent the aggregate face amount of such Indebtedness is equal to or greater than $350,000,000, provided, however, such Commitment Reduction Amount shall be reduced by an amount equal to $50,000,000, and

         (6) both immediately prior to and immediately following the consummation of such offering or incurrence, as applicable, no Default or Event of Default shall have occurred and be continuing;

provided, further, each Restricted Person hereby covenants and agrees that it will not optionally redeem, or make any payment on or with respect to the optional redemption of, such Indebtedness (or any portion thereof) prior to the last maturity of all Loans without the written consent of Majority Lenders, other than any such redemption or payment of such Indebtedness which was made with the proceeds of (A) all or any portion of other Indebtedness incurred pursuant to this clause (g) or (B) any equity issuance of Plains MLP; and

         (h) other Indebtedness not to exceed in the aggregate in respect of all Restricted Persons the principal amount of the Dollar Equivalent of $25,000,000 at any one time outstanding.

         Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist (i) any Lien upon any Accounts, inventory, cash or investment securities which constitute Collateral except (A) Permitted Inventory Liens, (B) Liens created pursuant to the Security Documents, Liens created pursuant to the Revolver Agreement, and Liens created pursuant to the

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"Security Documents" (as such term is defined in the Existing Agreement), (C)
statutory Liens in respect of First Purchase Crude Payables, (D) Liens of the type described in clause (e) below in connection with any Eligible Margin Deposit to secure Hedging Contracts permitted under Section 7.1 with the broker that is the holder of such Eligible Margin Deposit, (E) Liens of the type described in clauses (a), (c) and (f) below, and (F) any other Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral or (ii) any Lien upon any of the properties or assets other than such Collateral which it now owns or hereafter acquires except the following (Liens, to the extent permitted by this Section, herein called "Permitted Liens"):

         (a) Liens created pursuant to this Agreement or the Security Documents, Liens existing on the date of this Agreement and listed in the Disclosure Schedule, and Liens created pursuant to the Revolver Agreement or the "Security Documents" as defined in the Revolver, subject to the terms of the Intercreditor Agreement.

         (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, for which adequate reserves are maintained on the books of any Restricted Person in accordance with GAAP;

         (c) pledges or deposits of cash or securities under worker's compensation, unemployment insurance or other social security legislation;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's, or other like Liens (including, without limitation, Liens on property of any Restricted Person in the possession of storage facilities, pipelines or barges) arising in the ordinary course of business for amounts which are not more than 60 days past due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, and for which adequate reserves are maintained on the books of any Restricted Person in accordance with GAAP;

         (e) Liens under or with respect to accounts with brokers or counterparties with respect to Hedging Contracts consisting of cash, commodities or futures contracts, options, securities, instruments, and other like assets securing only Hedging Contracts permitted under Section 7.1;

         (f) deposits of cash or securities to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Restricted Person;

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         (h) Liens in respect of operating leases and Capital Leases permitted under Section 7.1;

         (i) Liens upon any property or assets acquired after the date hereof by a Restricted Person, each of which either (i) existed on such property or asset before the time of its acquisition and was not created in anticipation thereof, or (ii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property or asset; provided that no such Lien shall extend to or cover any property or asset of a Restricted Person other than the property or asset so acquired (or constructed) and the Indebtedness secured thereby is permitted under Section 7.1(h) hereof; and any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or part, of the foregoing, provided, however, that such Liens shall not cover or secure any additional Indebtedness, obligations, property or asset;

         (j) rights reserved to or vested in any governmental authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;

         (k) rights reserved to or vested by Law in any governmental authority to in any manner, control or regulate in any manner any of the properties of any Restricted Person or the use thereof or the rights and interests of any Restricted Person therein, in any manner under any and all Laws;

         (l) rights reserved to the grantors of any properties of any Restricted Person, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith; and

         (m) inchoate Liens in respect of pending litigation or with respect to a judgment which has not resulted in an Event of Default under Section 8.1.

         Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except:

         (a) Hedging Contracts entered into by a Restricted Person with the purpose and effect of (I) fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, or (II) applying a variable rate of interest on a principal amount of indebtedness of such Restricted Person that is accruing interest at a fixed rate; provided that (i) the aggregate notional amount of such contracts never exceeds one hundred percent (100%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of

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interest on the corresponding indebtedness to be hedged by such contract and
(iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender, a "Lender" as such term is defined in the Revolver Agreement, or an Affiliate of any Lender or "Lender" at the time such contract is entered into) at the time the contract is made has long-term unsecured and unenhanced debt obligations rated A or A2 or better, respectively, by either Rating Agency or is otherwise acceptable to Majority Lenders.

         (b) Hedging Contracts entered into by a Canadian Subsidiary (or by a Restricted Person on behalf of a Canadian Subsidiary) with the purpose and effect of fixing foreign exchange rates on its reasonably anticipated net revenues, and not for speculative purposes, provided that (i) no such contract fixes an exchange rate for a term of more than 5 years, (ii) the aggregate notional amount of such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) for any single month never exceeds (A) ninety percent (90%) of the reasonably anticipated net revenues to be hedged by such contracts plus (B) one hundred percent (100%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts, and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender, a "Lender" as such term is defined in the Revolver Agreement, or an Affiliate of a Lender or "Lender" at the time such contract is entered into) at the time the contract is made has long-term unsecured and unenhanced debt obligations rated A or A2 or better, respectively, by either Rating Agency or is otherwise acceptable to Majority Lenders.

         (c) Hedging Contracts relating to heating oil used to hedge price risk for fuel requirements of the truck fleet of a Restricted Person in the ordinary course of business.

         Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this section, no Restricted Person will (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (b) acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business and Investments permitted under
Section 7.7 hereof or (c) sell, transfer, lease, exchange, alienate or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired, except for sales or transfers not prohibited by under Section 7.5 hereof. Any Person, other than Borrower, that is a Subsidiary of a Restricted Person may, however, be merged into or consolidated with (i) another Subsidiary of such Restricted Person, so long as (A) neither is a Guarantor, or (B) a Guarantor is the surviving business entity, (ii) such Restricted Person, so long as such Restricted Person is the surviving business entity, or (iii) any other Person pursuant or incidental to, or in connection with, any contemporaneous or substantially contemporaneous Permitted Acquisition, provided that such merging or consolidating Subsidiary
(1) is not Borrower, Guarantor or a Wholly Owned Subsidiary of Plains MLP, other than a Wholly Owned Subsidiary that was formed, acquired or created solely for purposes of such acquisition or otherwise conducted no operations and owned no assets, other than of an inconsequential amount and (2) does not own any Collateral. Plains MLP will not issue any securities other than (i)

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limited partnership interests and any options or warrants giving the holders thereof only the right to acquire such interests, (ii) general partnership interests to General Partner, and (iii) debt securities permitted by Section 7.1(g). No Subsidiary of Plains MLP will issue any additional shares of its capital stock, partnership interests or other securities or any options, warrants or other rights to acquire such additional shares, partnership interests or other securities, except a Subsidiary of a Restricted Person may issue additional shares, partnership interests or other securities (i) to Persons so long as such Restricted Person's and Plains MLP's aggregate ownership in such issuing Subsidiary is not diminished after giving effect thereto, or
(ii) to any other Person pursuant or incidental to, or in connection with, any contemporaneous or substantially contemporaneous Permitted Acquisition, provided that such issuing Subsidiary (1) is not Borrower, Guarantor or a Wholly Owned Subsidiary of Plains MLP, other than a Wholly Owned Subsidiary that was formed, acquired or created solely for purposes of such acquisition or otherwise conducted no operations and owned no assets, other than of an inconsequential amount and (2) does not own any Collateral. Notwithstanding the foregoing, Plains Marketing Canada, L.P. may issue limited partner interests to CanPet Energy Group (USA), Inc. or CanPet Energy Group Inc., provided, such limited partner interests shall:

                  (i) pay no cash dividend nor entitle the holder thereof to any cash distribution, except upon dissolution (provided that the foregoing shall not prevent the accrual of any such dividends or distributions);

                  (ii) not entitle the holder thereof to any right to manage or control Plains Marketing Canada, L.P. or vote with respect thereto; and

                  (iii) not be redeemable or exchangeable by the holder thereof for cash or callable or subject to a put option for cash at the option of any such holder.

         Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any Collateral or any of its material assets or properties or any material interest therein except:

         (a) equipment which is worthless or obsolete or no longer necessary or useful to the proper conduct of its business or which is replaced by equipment of equal suitability and value;

         (b) inventory (including pipeline linefill) which is sold in the ordinary course of business on ordinary trade terms;

         (c) in other property which is sold for fair consideration not in the aggregate in excess of the Dollar Equivalent of $10,000,000 in any Fiscal Year, the sale of which will not materially impair or diminish the value of the Collateral or any Restricted Person's financial condition, business or operations;

         (d) in exchange for other property; provided that (i) such exchange is for fair consideration, (ii) the property to be acquired in such exchange constitutes a Permitted Acquisition, (iii) the fair market value of such property being exchanged is not in the aggregate in excess of the Dollar Equivalent of $25,000,000 in any Fiscal Year, as reasonably determined by

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Borrower (any such determination in excess of $10,000,000 being determined in good faith by certified resolution of the board of directors of the corporate general partner of Borrower and subject to, at Administrative Agent's reasonable request, confirmation by appraisal), and (iv) such exchange will not materially impair or diminish the value of the Collateral or any Restricted Person's financial condition, business or operations; and

         (e) sales or transfers, subject to the Security Documents, by a Person (other than Borrower) that is a Subsidiary of a Restricted Person to such Restricted Person or to a Wholly Owned Subsidiary of such Restricted Person that is a Guarantor.

No Restricted Person will sell, transfer or otherwise dispose of capital stock of or interest in any of its Subsidiaries except (i) to Plains MLP or a Wholly Owned Subsidiary of Plains MLP or (ii) to any other Person pursuant or incidental to, or in connection with, any contemporaneous or substantially contemporaneous Permitted Acquisition, provided that such Subsidiary whose capital stock or interests are being transferred (1) is not Borrower, Guarantor or a Wholly Owned Subsidiary of Plains MLP, other than a Wholly Owned Subsidiary that was formed, acquired or created solely for purposes of such acquisition or otherwise conducted no operations and owned no assets, other than of an inconsequential amount and (2) does not own any Collateral; provided, in the event any limited partner interests issued by Plains Marketing Canada, L.P. to CanPet Energy Group (USA), Inc. or CanPet Energy Group Inc. pursuant to Section
7.4 are exchanged for units issued by Plains MLP, Lenders hereby consent to the contribution by Plains MLP to Borrower of any and all such partnership interests. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income. So long as no Default then exists, Administrative Agent will, at Borrower's request and expense, execute a release, satisfactory to Borrower and Administrative Agent, of any Collateral so sold, transferred, leased, exchanged, alienated or disposed of pursuant to the clause (a), (c) or (d) of this Section.

         Section 7.6. Limitation on Dividends and Redemptions. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership, limited liability company or other interest in it, nor will any Restricted Person directly or indirectly purchase, redeem, acquire or retire (or make any capital contribution to purchase, redeem, acquire or retire) any shares of the capital stock of or partnership or limited liability company interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, while any Loan or any Commitment is outstanding. Notwithstanding the foregoing, but subject to Section 7.5, (i) Subsidiaries of Plains MLP, Borrower, or of any Guarantor shall not be restricted, directly or indirectly, from declaring and paying dividends or making any other distributions to Plains MLP, Borrower, or any such Guarantor, respectively, (ii) no Restricted Person shall be restricted from making capital contributions of any nature to a Wholly Owned Subsidiary of such Restricted Person that is a Guarantor, and (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Plains MLP shall not be restricted from
(A) distributing Available Cash (other than amounts required to be applied as otherwise required in any Loan Document) to its partners in accordance with the Partnership Agreement or (B) purchasing its partnership units on the open market in connection with the Incentive and Option Plans.

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         Section 7.7. Limitation on Investments and New Businesses. No
Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (c) make any acquisitions of or capital contributions to or other Investments in any Person, other than Permitted Investments and Permitted Acquisitions, or (d) make any acquisitions of properties other than Permitted Acquisitions. All transactions permitted under the foregoing subsections (a) through (d), inclusive, are subject to Section 7.5.

         Section 7.8. Limitation on Credit Extensions. Except for Permitted Investments and Hedging Contracts permitted under Section 7.3(b) hereof, no Restricted Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business or to another Restricted Person in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

         Section 7.9. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates except: (a) transactions among Plains MLP and Wholly Owned Subsidiaries of Plains MLP, subject to the other provisions of this Agreement, (b) transactions governed by the Affiliate Agreements, and (c) transactions entered into in the ordinary course of business of such Restricted Person on terms which are no less favorable to such Restricted Person than those which would have been obtainable at the time in arm's-length transactions with Persons other than such Affiliates.

         Section 7.10. Prohibited Contracts. Except as expressly provided for in the Loan Documents and as described in the Disclosure Schedule or pursuant to a Restriction Exception, the substance of which, in detail satisfactory to Administrative Agent, is promptly reported to Administrative Agent, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Plains MLP, including but not limited to Borrower and any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower or Plains MLP, (b) redeem equity interests held in it by Borrower or Plains MLP, (c) repay loans and other indebtedness owing by it to Borrower or Plains MLP, or (d) transfer any of its assets to Borrower or Plains MLP. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it other than contracts for pipeline capacity or for services in either case reasonably anticipated to be utilized in the ordinary course of business. No Restricted Persons will amend, modify or release any of the Affiliate Agreements. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Administrative Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA that is subject to Title IV of ERISA.

         Section 7.11. Current Ratio. The ratio of (i) the sum of Plains MLP's Consolidated current assets plus the Revolver Availability to (ii) Plains MLP's Consolidated current liabilities

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will never be less than 1.0 to 1.0. For purposes of this section, Plains MLP's
Consolidated current liabilities will be calculated without including (a) any payments of principal on the Notes or on the notes or banker's acceptances under the Revolver Agreement which are required to be repaid within one year from the time of calculation and (b) all Liabilities arising under permitted Hedging Contracts.

         Section 7.12. Debt Coverage Ratio. (a) At the end of any Fiscal Quarter, (b) on any date on which General Partner declares a distribution permitted under Section 7.6 and (c) on the date of any Permitted Acquisition, both immediately prior to and after giving effect to the consummation thereof, the Debt Coverage Ratio will not be greater than:

                  (i)   prior to the Equilon Acquisition Closing Date:
         4.00 to 1;

                  (ii) on and after the Equilon Acquisition Closing Date but prior to the Private/Public Debt Issuance Date: (I) 5.00 to 1, in the case of any determination during the period from the Equilon Acquisition Closing Date through and including March 30, 2003, and (II)
         4.00 to 1, in the case of any determination thereafter;

                  (iii) on and after the Equilon Acquisition Closing Date and on and after the Private/Public Debt Issuance Date: 5.25 to 1; and, in addition, the Secured Debt Coverage Ratio will not be greater than 4.00 to 1.

As used herein, "Debt Coverage Ratio" means the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated EBITDA, and "Secured Debt Coverage Ratio" means the ratio of (a) Consolidated Secured Indebtedness to (b) Consolidated EBITDA, in each case for the four Fiscal Quarter period (or other period specified below) most recently ended prior to the date of determination for which financial statements contemplated by Section 6.2(a) or (b) are available to Borrower; provided, for purposes of this Section 7.12, if, since the beginning of the four Fiscal Quarter period ending on the date for which Consolidated EBITDA is determined, any Restricted Person shall have made any asset disposition or acquisition, shall have consolidated or merged with or into any Person (other than another Restricted Person), or shall have made any disposition or acquisition of a Restricted Person or disposition or acquisition of any partial ownership interest in any other Person, Consolidated EBITDA shall be calculated giving pro forma effect thereto as if the disposition, acquisition, consolidation or merger had occurred on the first day of such period; provided, with respect to any Person not constituting a Subsidiary of Plains MLP, such pro forma calculation of Consolidated EBITDA, with respect to any such Person, shall be limited to not more than 75% of (i) such Restricted Person's ownership interest in such Person times (ii) the difference of such Person's (A) Consolidated EBITDA minus (B) Interest Expense and capital expenditures. Such pro forma effect shall include adjustments with respect to management fees previously distributed with respect to the assets subject to the acquisition by Borrower and Plains Marketing Canada LP of all or substantially all of the assets of CanPet Energy Group (USA) Inc. and CanPet Energy Group, Inc., respectively and the acquisition of the remaining 50% of the Manito Pipeline in mid calendar year 2000, and shall otherwise be determined (i) in good faith by the chief financial officer of Borrower, and (ii) without giving effect to any anticipated or proposed change in operations, revenues, expenses or other items included in the computation of Consolidated EBITDA, except (1) cost reductions

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specifically identified at the time of disposition, acquisition, consolidation or merger that are attributable to personnel reductions, non-recurring maintenance and environmental costs and allocated corporate overhead, (2) not more than fifty percent (50%) of Consolidated EBITDA from Plains Terminals that are dedicated to commercial activities of the subject assets, or (3) with the consent of Majority Lenders.

     Section 7.13. Interest Coverage Ratio. The ratio of (a) Consolidated EBITDA to (b) Interest Expense for each four Fiscal Quarter period ending on or after March 31, 2001 will not be less than 2.75 to 1.0.

     Section 7.14. Debt to Capital Ratio. The ratio of (a) all Consolidated Funded Indebtedness to (b) the sum of Consolidated Funded Indebtedness plus Consolidated Net Worth will never be greater than:

            (i) prior to the Equilon Acquisition Closing Date: 0.70 to 1 at any time prior to and including December 31, 2002, and 0.65 to 1 at any time thereafter; and

            (ii) on and after the Equilon Acquisition Closing Date: 0.70 to 1 at any time prior to and including March 30, 2003, and 0.65 to 1 at any time thereafter.

     Section 7.15. Open Position; Certain Permitted Financial Instruments; NYMEX Transactions.

     (a) Open Position. No Restricted Person shall at any time have any Open Positions; provided, however, that a Restricted Person may have:

            (i) Physical inventories of Petroleum Products (A) consisting of tank bottoms and pipeline linefill requirements, in each case classified as a long-term asset, (B) working inventory of up to (i) 1,400,000 barrels prior to the Equilon Acquisition Closing Date and (ii) 1,600,000 barrels on and after the Equilon Acquisition Closing Date in the aggregate at any time, (C) excess inventory of up to 200,000 barrels in the aggregate at any time resulting from crude gathering receipts in excess of scheduled quantities, provided that such Restricted Person shall establish an Offsetting Position with respect to such quantities within five business days following identification of such inventory, but in any event not later than the 20/th/ day following the month in which such excess volumes were received and (D) Hedged Eligible Inventory.

            (ii) Floating Price Contracts to purchase or sell Petroleum Products in the Current Trading Month; provided that, such Floating Price Contracts either (A) have an Offsetting Position by the 26th day of the month preceding the month of receipt or delivery, or (B) are scheduled to be stored at a Plains Terminal or in pipelines Currently Approved by Majority Lenders and are hedged in the delivery month with NYMEX contracts; and further provided that such Floating Price Contracts relating to the sale of Petroleum Products for the Current Trading Month do not exceed purchases by more than 15,000 barrels per day.

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            (iii) Floating Price Contracts to purchase or sell Petroleum
     Products to be received or delivered after the Current Trading Month, but within the twelve months following the Current Trading Month provided that
     (A) such contracts are at the then market price and (B) at any point in time the sum of (x) net realized losses relating to such contracts within the preceding twelve months (excluding Physically Covered Near Term Floating Price Contract Losses) and (y) mark to market exposure relating to such contracts (excluding aggregate mark to market exposure of up to the Dollar Equivalent of $20,000,000 relating to Near Term Floating Price Contracts) does not, at any time, exceed the Dollar Equivalent of $12,500,000.

As used herein, "Current Trading Month" means (i) with respect to the first twenty-five days of any calendar month, the next following calendar month and
(ii) with respect to the period from the 26/th/ day of a calendar month through the last day of such month, the second calendar month next following such month (for example, for the period from January 26/th/ through February 25/th/, the Current Trading Month is March), "Floating Price Contract" means (i) a purchase or sale contract based upon a daily index such as a posted price or NYMEX price from time to time in effect during the delivery month and (ii) a NYMEX spread transaction in which the length of time between the offsetting purchase and sale obligations do not exceed fourteen months, "Physically Covered Near Term Floating Price Contract Losses" means net realized losses incurred in the Current Trading Month with respect to Near Term Floating Price Contracts entered into prior to such Current Trading Month, for which the Company expects to have an offsetting physical position in the delivery month originally specified in such Near Term Floating Price Contract, and "Near Term Floating Price Contract" means (A) Floating Price Contracts within the First Trading Month following the Current Trading Month, covering volumes up to 60% of projected crude gathering receipts for crude under 30-day evergreen floating price contracts for the First Trading Month; and (B) Floating Price Contracts within the Second Trading Month following the Current Trading Month, covering volumes up to 40% of projected crude gathering receipts for crude under 30-day evergreen floating price contracts for the Second Trading Month. Using the same example as that used for Current Trading Month, the First Trading Month following the Current Trading Month for the same period is April and the Second Trading Month following the Current Trading Month for the same period is May.

     (b) Certain Permitted Financial Instruments. No Restricted Person will write (i.e. sell) or otherwise participate in any swap, collar or similar agreement relating to Petroleum Products, or write (i.e. sell) any option, in each case without regard to NYMEX contracts, unless, with respect thereto, (i) such Restricted Person has an Offsetting Position, and (ii) if the nature of the swap, collar or similar agreement obligates, by its terms, the counterparty to perform obligations thereunder in favor of a Restricted Person, such counterparty (or guarantor to the obligations of such counter-party) at the time such financial instrument is made (A) has one or more long term unsecured and unenhanced debt obligations rated A or A2 or better, respectively, by either Rating Agency, or (B) is a Lender, a "Lender" as such term is defined in the Revolver Agreement, or an Affiliate of a Lender or "Lender", or (C) is listed in the Disclosure Schedule.

     (c) NYMEX Transactions. No Restricted Person will enter in to any NYMEX contracts that are time-spread positions to each other, except (i) in the case where the sale obligation is in the future month of the purchase obligation, where both (A) the length of time

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between the purchase and sale contracts does not exceed sixty months and (B) the volume does not in the aggregate exceed 50% of the Plains Terminals' storage capacity and (ii) in the case where the purchase obligation is in the future month of the sale obligation, where the length of time between the sale and purchase contracts does not exceed fourteen months. No Restricted Person will convert a NYMEX position to a physical position by way of an "exchange for physicals" or an "alternative delivery procedure"unless the credit extended in connection with such physical position would comply with the credit requirements of the definition of "Approved Eligible Receivables".

     Section 7.16. Redelivery of Borrowing Base Report. If any contract gives rise to an "Eligible Receivable" that is reflected in a Borrowing Base Report representing the obligation to deliver Petroleum Products in the month next succeeding the month in which the Borrowing Base Report is delivered, and such contract is modified, sold or exchanged in any way that would negatively affect the Borrowing Base, then Borrower shall immediately (i) deliver to Administrative Agent a revised Borrowing Base Report satisfactory to Administrative Agent, which Administrative Agent shall thereafter furnish to Lenders, and (ii) make any prepayment as may be required under Section 2.6 resulting from such reduced Borrowing Base.

     Section 7.17. Unrestricted Subsidiaries. Plains MLP or any Wholly Owned Subsidiary of Plains MLP may designate one or more direct Subsidiaries that are not Borrower or Guarantors (each such Subsidiary, and each of its Subsidiaries, each an "Unrestricted Subsidiary"), which Unrestricted Subsidiaries shall be subject to the following:

     (a) No Unrestricted Subsidiary shall be deemed to be a "Restricted Person" or a "Subsidiary" of Plains MLP for purposes of this Agreement or any other Loan Document, and no Unrestricted Subsidiary shall be subject to or included within the scope of any provision herein or in any other Loan Document, including without limitation any representation, warranty, covenant or Event of Default herein or in any other Loan Document, except as set forth in this Section 7.17.

     (b) No Restricted Person shall guarantee or otherwise become liable in respect of any Liability or other obligation of, grant any Lien on any of its property to secure any Liability or other obligation of, make any Investment in (except as described in clause (g) of the definition of Permitted Investments), or provide any other form of credit support to, any Unrestricted Subsidiary, and no Restricted Person shall enter into any contract or agreement with any Unrestricted Subsidiary, except in the course of ordinary business on terms no less favorable to such Restricted Person, as applicable, than could be obtained in a comparable arm's length transaction with a non-Affiliate of such Restricted Person.

     (c) Borrower shall at all times maintain, as between Restricted Persons and Unrestricted Subsidiaries, the separate existence of each Unrestricted Subsidiary.

     (d) No Restricted Person shall make any Investment in any Unrestricted Subsidiary pursuant to clause(g) of the definition of "Permitted Investment" except in connection with the capitalization of an Unrestricted Subsidiary to consummate a

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           proposed acquisition, disclosed to Administrative Agent in writing, of (1) the acquisition of the capital stock or other equity interest in a Person whose business, assets and operations consist of Petroleum Products and/or gas marketing, gathering, transportation, storage, terminaling and pipeline operation; provided, if a Restricted Person acquires less than all of the capital stock or other equity interest acquired, such business, assets and operations shall consist of transportation, storage, terminaling and/or pipeline operations and associated gathering assets, or (2) the acquisition of all or a portion of a line of business or the business, assets or operations of a Person (whether in a single transaction or a series of related transactions) consisting of Petroleum Products and/or gas marketing, gathering, transportation, storage, terminaling and pipeline operation; provided, if a Restricted Person acquires less than all of the ownership interest of the business, assets or operations acquired, such business, assets and operations shall consist of transportation, storage, terminaling and/or pipeline operations and associated gathering assets; provided, further, the aggregate amount of any such Permitted Investments in such Unrestricted Subsidiary in excess of the purchase price and associated acquisition costs relating to such acquisition shall, promptly following the consummation of such acquisition, be distributed back to such investing Restricted Person. In the event such Unrestricted Subsidiary shall fail to timely consummate such specified acquisition or such specified acquisition shall otherwise be abandoned, such Unrestricted Subsidiary shall be deemed to be a "Subsidiary" of Plains MLP for purposes of this Agreement and shall be subject to the terms and conditions hereof.

     (e) Restricted Persons shall notify each Lender Party, not later than five (5) Business Days after any executive officer of Restricted Persons has knowledge of, under any Environmental Law, any claim of the Dollar Equivalent of $1,000,000 or more, any notice of potential liability which might be reasonably likely to exceed such amount, or any other material adverse claim thereunder asserted against any Unrestricted Subsidiary or with respect to any Unrestricted Subsidiary's properties, stating that such notice is being given pursuant to this Section 7.17.

The board of directors of the corporate general partner of the Borrower may designate any Unrestricted Subsidiary to become a Restricted Person if a Default or Event of Default is not continuing, such designation would not result in a Default or an Event of Default, and immediately thereafter such Subsidiary has no outstanding Indebtedness. Immediately thereafter, Borrower shall promptly notify the Administrative Agent of such designation and provide to it an officer's certificate that such designation was made in compliance with this
Section 7.17.

     Section 7.18. Certain Permitted Guaranties. Notwithstanding anything contained in any Loan Document, no Restricted Person shall be prohibited from guaranteeing (a) any Liability of any Borrower or Guarantor or (b) any Liability of any Wholly-Owned Subsidiary of Plains MLP that does not constitute Indebtedness, if the incurrence of such Liability by such primary obligor shall not otherwise be prohibited hereunder.

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                  ARTICLE VIII - Events of Default and Remedies

     Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Any Restricted Person fails to pay the principal component of any Loan or any reimbursement obligation with respect to any Letter of Credit when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

     (c) Any event defined as a "default" or "event of default" in any Loan Document occurs, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

     (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

     (e) Any Restricted Person fails (other than as referred to in subsections
(a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to Borrower;

     (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent;

     (g) Any Restricted Person shall default in the payment when due of any principal of or interest on any of its other Indebtedness in excess of the Dollar Equivalent of $2,500,000 in the aggregate (other than Indebtedness the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of such Restricted Person in accordance with GAAP), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity;

     (h) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Code) in excess of $500,000 exists with respect to any ERISA Plan, whether or not waived by

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the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

         (i) GP LLC or General Partner or any Restricted Person:

                  (i) has entered against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), as from time to time amended, or has any such proceeding commenced against it, in each case, which remains undismissed for a period of sixty days; or

                  (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or is generally unable to pay (or admits in writing its inability to so pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) has entered against it the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) has entered against it the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any part of the Collateral of a value in excess of the Dollar Equivalent of $2,500,000 in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (v) has entered against it a final judgment for the payment of money in excess of the Dollar Equivalent of $2,500,000 (in each case not covered by insurance satisfactory to Administrative Agent in its discretion), unless the same is stayed or discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for

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         review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (vi) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral of a value in excess of the Dollar Equivalent of $2,500,000, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

         (j) GP LLC or General Partner shall default in the payment when due of any principal of or interest on any of its Indebtedness in excess of $1,000,000 in the aggregate, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity;

         (k) Any Change in Control occurs; or

         (l) Any Material Market Open Position Loss occurs.

Upon the occurrence of an Event of Default described in subsection (i)(i),
(i)(ii) or (i)(iii) of this section with respect to Borrower or Plains MLP, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans and any obligation of LC Issuer to issue Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Administrative Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder and any obligation of LC Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

         Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers

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conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                        ARTICLE IX - Administrative Agent

         Section 9.1. Appointment and Authority. Each Lender Party hereby irrevocably authorizes Administrative Agent, and Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Administrative Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Administrative Agent a trustee or other fiduciary for any Lender Party or any holder of any participation in a Note nor to impose on Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Administrative Agent, Administrative Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Administrative Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from Borrower or any Lender to Administrative Agent of any Default or Event of Default, Administrative Agent shall promptly notify each other Lender thereof. Each Lender hereby expressly authorizes Administrative Agent, on behalf of such Lender, to execute and deliver the Intercreditor Agreement in the form attached hereto as Exhibit K.

         Section 9.2. Exculpation, Administrative Agent's Reliance, Etc. Neither Administrative Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents

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on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person or Lender Party in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 9.3. Credit Decisions. Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         Section 9.4. Indemnification. Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Administrative Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or caused, in whole or in part, by any negligent act or omission of any kind by Administrative Agent, provided only that no Lender shall be obligated under this section to indemnify Administrative Agent for that portion, if any, of any liabilities and costs which is proximately caused by Administrative Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Administrative Agent by Borrower under Section 10.4(a) to the extent that

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Administrative Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Administrative Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 9.5. Rights as Lender. In its capacity as a Lender, Administrative Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Administrative Agent. Administrative Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Administrative Agent hereunder and without any duty to account therefor to any other Lender.

         Section 9.6. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law and, subject to the provisions of Section 6.16, exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal to be paid on account of the possession of such funds prior to such recovery.

         Section 9.7. Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lender Parties, Administrative Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Administrative

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Agent for distribution to Lender Parties (other than to the Person who is
Administrative Agent in its separate capacity as a Lender Party) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lender Parties, and Administrative Agent shall have no equitable title to any portion thereof.

         Section 9.8. Benefit of Article IX. The provisions of this Article are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender (other than in relation to the reference to Section 6.16 contained in Section 9.6 or the right to reasonably approve a successor Administrative Agent under Section 9.9). Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any other Restricted Person.

         Section 9.9. Resignation. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval of Borrower, unless a Default has occurred and is continuing, which approval will not be unreasonably withheld. A successor must be appointed for any retiring Administrative Agent, and such Administrative Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Administrative Agent's resignation, no successor Administrative Agent has been appointed and has accepted such appointment, then the retiring Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation hereunder the provisions of this
Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

         Section 9.10. Other Agents. Neither the Syndication Agent nor the Documentation Agent ("Co-Agents"), in such capacities, shall have any duties or responsibilities or incur any liabilities in such agency capacities (as opposed to its capacity as a Lender) under or in connection with this Agreement or under any of the other Loan Documents. The relationship between Borrower, on the one hand, and the Co-Agents and Administrative Agent, on the other hand, shall be solely that of borrower and lender. None of the Co-Agents shall have any fiduciary responsibilities to Borrower or any of its Affiliates. None of the Co-Agents undertakes any responsibility to Borrower or any of its respective Affiliates to review or inform Borrower of any matter in connection with any phase of Borrower's or such Affiliate's business or operations.

                            ARTICLE X - Miscellaneous

         Section 10.1.  Waivers and Amendments; Acknowledgments.

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         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Administrative Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the Percentage Share of any such Lender or the maximum amount any such Lender is committed to fund in respect of Letter of Credit Obligations and Loans or subject such Lender to any additional obligations, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) change any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Borrowing Base" or any of the terms used in that definition, (6) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (7) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment, or (8) release any Collateral, except such releases relating to sales of property permitted under Section 7.5.

         (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any other Lender Party, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender Party has any fiduciary obligation toward

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Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively,
(vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender Party, (vii) Administrative Agent is not Borrower's Administrative Agent, but Administrative Agent for Lenders,
(viii) should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents subject to compliance with Sections 10.5(b) through (f), inclusive, and applicable Law.

         (d) Joint Acknowledgment. This written Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

           There are no unwritten oral agreements between the parties.

         (e) Annual Rates of Interest. For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated on the basis of a period other than a calendar year (in this Section 10.1(e), the "Interest Period"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Interest Period.

         Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument

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delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Administrative Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice or Continuation/Conversion Notice shall become effective until actually received by Administrative Agent.

         Section 10.4. Payment of Expenses; Indemnity.

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         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Administrative Agent (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with
(1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender Party's exercise of its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses of Administrative Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Administrative Agent, including travel and miscellaneous expenses and fees and expenses of Administrative Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

         (b) Indemnity. Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Lender Party or any other Person or any liabilities or duties of any Lender Party or any other Person with respect to Hazardous Materials found in or released into the environment).

The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party,

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

provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

         Section 10.5. Joint and Several Liability; Parties in Interest; Assignments; Replacement Notes.

         (a) All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and permitted assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

         (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person unless the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections
3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and
(iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Administrative Agent and Borrower; provided, however, that no liability shall arise if any Lender fails to give such notice to Borrower.

         (c) Except for sales of participations under the immediately preceding subsection, no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights

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

under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, or, subject to the provisions of subsection (g) below, to an Affiliate and then only if such assignment is made in accordance with the following requirements:

                  (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Maximum Facility Amount of each of the assignor and assignee shall equal or exceed $5,000,000.

                  (ii) The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit J, appropriately completed, together with the Note subject to such assignment and a processing fee payable by such assignor Lender (and not at Borrower's expense) to Administrative Agent of $3,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Administrative Agent shall thereupon deliver to Borrower and each Lender a revised Schedule 1 hereto showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

                  (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, shall (to the extent it has not already done so) provide Administrative Agent and Borrower with the "Prescribed Forms" referred to in Section 3.7(d).

         (d) Any Lender may at any time pledge all or any portion of its Loan and Note (and related rights under the Loan Documents including any portion of its Note) to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release any such Lender from its obligations under any of the Loan Documents; provided that all related costs, fees and expenses in connection with any such pledge shall be for the sole account of such Lender.

         (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Administrative Agent and each other Lender Party that such assignee understands and agrees to the terms hereof, including Article IX hereof.

         (f) Administrative Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of,

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

and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender Party may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         (g) Any Lender may assign or transfer its commitment or its rights under its Loans or under the Loan Documents to (i) any Affiliate that is wholly-owned direct or indirect subsidiary of such Lender or of any Person that wholly owns, directly or indirectly, such Lender, or (ii) if such Lender is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by (A) the same investment advisor as any Lender or (B) any Affiliate of such investment advisor that is a wholly-owned direct or indirect subsidiary of any Person that wholly owns, directly or indirectly, such investment advisor, subject to the following additional conditions:

         (x) any right of such Lender assignor and such assignee to vote as a Lender, or any other direct claims or rights against any other Persons, shall be uniformly exercised or pursued in the manner that such Lender assignor would have so exercised such vote, claim or right if it had not made such assignment or transfer;

         (y) such assignee shall not be entitled to payment from any Restricted Person under Sections 3.2 through 3.7 of amounts in excess of those payable to such Lender assignor under such sections (determined without regard to such assignment or transfer); and

         (z) if such Lender assignor assigns or transfers to such assignee any of such Lender's commitment, such assignee may become primarily liable for such commitment, but such assignment or transfer shall not relieve or release such Lender from such commitment.

         (h) Upon receipt of an affidavit reasonably satisfactory to Borrower of an officer of any Lender as to the loss, theft, destruction or mutilation of its Note or any Security Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or such Security Document, Borrower will execute and deliver, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor (or each Restricted Person a party to any such Security Document will execute and deliver a replacement Security Document of like tenor).

         Section 10.6. Confidentiality. Each Lender Party agrees (on behalf of itself and each of its Affiliates, and each of its and their directors, officers, agents, attorneys, employees, and representatives) that it (and each of them) will take all reasonable steps to keep confidential any non-public information supplied to it by or at the direction of any Restricted Person so identified when delivered, provided, however, that this restriction shall not apply to (a) information which has at the time in question entered the public domain, (b) information which is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (c) any disclosure to any Lender Party's Affiliates, auditors, attorneys, or agents, (d) any disclosure to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan

Document (provided each such Person first agrees to hold such information in confidence on the terms provided in this section), or (e) any disclosure in the course of enforcing its rights and remedies during the existence of an Event of Default.

         Section 10.7. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER PARTIES MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, 80 STATE STREET, ALBANY, NEW YORK 12207, AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO LENDER PARTIES A CONSENT OF CORPORATION SERVICE COMPANY AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER PARTIES TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CORPORATION SERVICE COMPANY SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER'S AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO

(A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO ADMINISTRATIVE AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CORPORATION SERVICE COMPANY FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO ADMINISTRATIVE AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

         Section 10.8. Waiver of Judgment Interest Act (Alberta). To the extent permitted by Law, the provisions of the Judgment Interest Act (Alberta) shall not apply to LC Obligations with respect to Canadian Letters of Credit and the other Loan Documents and are hereby expressly waived by Borrower.

         Section 10.9. Deemed Reinvestment Not Applicable. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         Section 10.10. Limitation on Interest. Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be contracted for, charged, or received by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to contract for, charge, or receive excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If
(a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be contracted for, charged or received by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,

(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, to the extent that the Texas Finance Code is mandatorily applicable to any Lender, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. In no event shall Chapter 346 of the Texas Finance Code apply to this Agreement or any other Loan Document, or any transactions or loan arrangement provided or contemplated hereby or thereby.

         Section 10.11. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing or outstanding elect in a written notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing or outstanding this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.12. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 10.13. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 10.14. Waiver of Jury Trial, Punitive Damages, etc. Restricted Persons and Lender Parties mutually hereby knowingly, voluntarily, and intentionally waive the right to a trial by jury in respect of any claim based hereon, arising out of, under or in connection with, this Agreement or any other Loan Documents contemplated to be executed in connection herewith or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party. This waiver constitutes a material inducement for Lenders to enter into this Agreement and the other Loan Documents and make the Loans. Borrower and each Lender Party hereby further (a) irrevocably waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any "Special Damages," as defined below, (b) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (c) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, "Special Damages" includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

         Section 10.15. Amendment and Restatement. Upon satisfaction with each of the conditions set forth in Section 4.3 (except any condition the performance of which has been waived as a condition to the initial Loan or initial issuance of a Letter of Credit pursuant to this Agreement), this Agreement shall be deemed to amend and restate in its entirety the Existing Agreement, at which time (the "Effective Time") each Lender and each Restricted Person hereby agrees that (i) the Percentage Share of each Lender shall be as set forth in the definition to this Agreement, (ii) the loans outstanding under the Existing Agreement and all accrued and unpaid interest thereon, all letters of credit issued and outstanding under the Existing Agreement and reimbursement obligations with respect thereto, and all accrued and unpaid fees and expenses under the Existing Agreement (the "Outstanding Obligations") shall be deemed to be outstanding under and governed by this Agreement, and (iii) any "Lender" under the Existing Agreement that is not a signatory hereto as a Lender under this Agreement, shall continue to be a Lender, subject to the rights, remedies and obligations of a "Lender" in this Agreement, and in no event shall be deemed to have waived or released any of its rights or remedies, nor released from its obligations under the Existing Agreement, all of which such rights, remedies and obligations shall continue pursuant to, and as may be amended or restated pursuant to, the terms hereof; provided, until such time as all "Lenders" under the Existing Agreement execute and deliver this Agreement, any term or provision of the Existing Agreement stated herein to be amended hereby that would, under the terms of the Existing Agreement, require each "Lender" under the Existing Agreement to consent to such amendment shall not be so amended, and such term or provision as set forth in the Existing Agreement shall be deemed to be incorporated herein verbatim and with respect to such term or provisions, shall be the operative provision of this Agreement, until such time as all "Lenders" under the Existing Agreement shall have executed and delivered this Agreement, at which time such amended terms or provisions as set forth herein shall thereafter govern; provided, further, however, for the avoidance of doubt, all other terms and provisions of this Agreement shall be effective upon satisfaction of the conditions set forth in Section 4.3.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:                  PLAINS MARKETING, L.P.

                           By:      PLAINS MARKETING GP INC.
                                    its general partner

                           By:         /s/  Al Swanson
                                    --------------------------------------------
                                    Al Swanson, Treasurer

GUARANTORS:                ALL AMERICAN PIPELINE, L.P.

                           By:      PLAINS MARKETING GP INC.
                                    its general partner

                           By:         /s/  Al Swanson
                                    --------------------------------------------
                                    Al Swanson, Treasurer

                           PLAINS ALL AMERICAN PIPELINE, L.P.

                           By:      PLAINS AAP, L.P.,
                                    its general partner

                           By:      PLAINS ALL AMERICAN GP LLC,
                                    Its general partner

                           By:         /s/  Al Swanson
                                    --------------------------------------------
                                    Al Swanson, Treasurer

                           Address for Borrower and Guarantors:

                           333 Clay Street, Suite 1600
                           Houston, Texas 77002
                           Attention: Al Swanson
                           Telephone: (713) 646-4455
                           Fax: (713) 646-4564

                                  FLEET NATIONAL BANK,
                                  Administrative Agent, LC Issuer and
                                  a Lender

                                  By:   /s/  Terrence Ronan
                                     -------------------------------------------
                                           Terrence Ronan, Managing Director

                                  Address:

                                  100 Federal Street
                                  Boston, Massachusetts 02110
                                  Attention: Terrence Ronan
                                  Mail Code: MADE 10008D

                                  Telephone: (617) 434-5472
                                  Fax: (617) 434-3652


                                  FLEET SECURITIES, INC.,
                                  Lead Arranger and Book Manager

                                  By:   /s/  Richard Makin
                                     -------------------------------------------
                                           Richard Makin, Managing Director

                                  WACHOVIA BANK NATIONAL
                                  ASSOCIATION, Syndication Agent and a
                                  Lender

                                  By:   /s/  Robert R. Wetteroff
                                     -------------------------------------------
                                           Robert R. Wetteroff, Sr. Vice Pres.

                                  Address:

                                  1001 Fannin, Suite 2255
                                  Houston, Texas 77002
                                  Attention: David Humphreys

                                  Telephone: (713) 650-9843
                                  Fax: (713) 650-6354

                                     BANK OF AMERICA, N.A.,
                                     Documentation Agent and a Lender

                                     By:   /s/
                                        ----------------------------------------
                                              Name:
                                              Title:

                                     Address:

                                     Energy Finance Group
                                     333 Clay Street, Suite 4550
                                     Houston, Texas 77002
                                     Attention: Ron McKaig

                                     Telephone: (713) 651-4881
                                     Fax: (713) 651-4801

                                     BANK ONE, NA (MAIN OFFICE
                                     CHICAGO), Senior Managing Agent and a
                                     Lender


                                     By:   /s/
                                        ----------------------------------------
                                              Name:
                                              Title:

                                     Address:

                                     910 Travis
                                     Houston, Texas 77002
                                     Attention: Charles Kingswell-Smith

                                     Telephone: (713) 751-7803
                                     Telecopy: (713) 751-3544

                                     BNP PARIBAS,
                                     Senior Managing Agent and a Lender

                                     By:   /s/
                                        ----------------------------------------
                                              Name:
                                              Title:

                                     By:   /s/
                                        ----------------------------------------
                                              Name:
                                              Title:

                                     Address:

                                     787 7th Avenue
                                     New York, New York 10019
                                     Attention: Edward Chin/Marcie Weiss

                                     Telephone: (212) 841-2020 (EC); -2029
                                     Telecopy:  (212) 841-2536

                                     FORTIS CAPITAL CORP.,
                                     Senior Managing Agent and a Lender

                                     By:   /s/
                                        ----------------------------------------
                                               Name:
                                               Title:

                                     By:   /s/
                                        ----------------------------------------
                                               Name:
                                               Title:

                                     Address:

                                     100 Crescent Court, Suite 1777
                                     Dallas, Texas 75201
                                     Attention: Darrell W. Holley

                                     Telephone:(214) 754-0009
                                     Telecopy: (214) 754-5951

                                    U.S. BANK NATIONAL ASSOCIATION,
                                    a Lender


                                    By:  /s/
                                       -----------------------------------------
                                           Name:
                                           Title:

                                    Address:

                                    918 17th Street
                                    Denver, Colorado 80202
                                    Attention: Monte E. Deckerd

                                    Telephone: (303) 585-4212
                                    Telecopy: (303) 585-4362

                                    BANK OF SCOTLAND,
                                    a Lender


                                    By:  /s/
                                       -----------------------------------------
                                           Name:
                                           Title:

                                    Address:

                                    565 Fifth Avenue
                                    New York, New York 10017
                                    Attention: Joseph Fratus, First Vice Pres.

                                    Telephone: (212) 450-0837 / 0800
                                    Telecopy: (212) 557-9460

                                    With Copy to:

                                    1021 Main Street, Suite 1370
                                    Houston, Texas 77002
                                    Attention: Richard C. Butler

                                    Telephone: (713) 650-0609
                                    Telecopy: (713) 651-9714

                                    WELLS FARGO BANK (TEXAS),
                                    NATIONAL ASSOCIATION, a Lender


                                    By:  /s/
                                       -----------------------------------------
                                           Name:
                                           Title:

                                    Address:

                                    1000 Louisiana, 3rd Floor
                                    Houston, Texas 77002
                                    Attention: John Lane

                                    Telephone: (713) 319-1370
                                    Telecopy: (713) 739-1087

                                    SIEMENS FINANCIAL SERVICES, INC.,
                                    a Lender


                                    By:  /s/
                                       -----------------------------------------
                                           Name:
                                           Title:

                                    Address:

                                    200 Somerset Corporate Boulevard
                                    Bridgewater, New Jersey 08807-2843
                                    Attention: Victor Alarcon

                                    Telephone: (908) 575-4074
                                    Telecopy: (908) 575-4060

                                    THE BANK OF NOVA SCOTIA,
                                    a Lender


                                    By:  /s/
                                       -----------------------------------------
                                           Name:
                                           Title:

                                    Address:

                                    600 Peachtree Street, N.E., Ste 2700
                                    Atlanta, Georgia 30308
                                    Attention: Donna Gardner

                                    Telephone: 404-877-1559
                                    Telecopy: 404-888-8998

                                    With Copy to:

                                    Houston Representative Office
                                    1100 Louisiana, Ste 3000
                                    Houston, Texas 77002
                                    Attention: Bryan Bulawa

                                    Telephone: 713-759-3427
                                    Telecopy: 713-752-2425

                                    CREDIT AGRICOLE INDOSUEZ,
                                    a Lender

                                    By:   /s/
                                       ------------------------------------
                                             Name:
                                             Title:

                                    By:   /s/
                                       ------------------------------------
                                             Name:
                                             Title:

                                    Address:

                                    600 Travis Street, Suite 2340
                                    Houston, Texas 77002
                                    Attention: Mike Willis

                                    Telephone: 713-223-7041
                                    Telecopy: 713-223-7029

                                    CITICORP USA, INC.,
                                    a Lender

                                    By:   /s/
                                       ---------------------------------------
                                            Name:
                                            Title:

                                    Address:

                                    1200 Smith Street, Suite 2000
                                    Houston, Texas 77002
                                    Attention: Douglas A. Whiddon/Brian Smith

                                    Telephone: 713-654-2908
                                    Telecopy: 713-654-2849

                                    TORONTO DOMINION (TEXAS), INC.,
                                    a Lender

                                    By:   /s/
                                       ---------------------------------------
                                             Name:
                                             Title:

                                    Address:

                                    909 Fannin, Suite 1700
                                    Houston, Texas 77010
                                    Attention: Don Warmington

                                    Telephone: (713) 653-8234
                                    Telecopy: (713) 951-9921

                                    SOUTHWEST BANK OF TEXAS, N.A.,
                                    a Lender

                                    By:   /s/
                                       ----------------------------------------
                                             Name:
                                             Title:

                                    Address:

                                    5 Post Oak Park
                                    4400 Post Oak Parkway
                                    Houston, Texas 77027
                                    Attention: Ken Batson/A. Stephen Kennedy

                                    Telephone: (713) 232-1247/(713) 235-8870
                                    Telecopy:  (713) 232-1357/(713) 232-1357

                                    UNION BANK OF CALIFORNIA, N.A.,
                                    a Lender

                                    By:   /s/
                                       ----------------------------------------
                                             Name:
                                             Title:

                                    Address:

                                    500 North Akard, Suite 4200
                                    Dallas, Texas 75201
                                    Attn: Dustin Gaspari

                                    Telephone: (214) 922-4200
                                    Telecopy: (214) 922-4209

                                    COMERICA BANK-TEXAS,
                                    a Lender

                                    By:   /s/
                                        ----------------------------------------
                                            Name: Daniel G. Steele
                                            Title: Sr. Vice President

                                    Address:

                                    910 Louisiana, Suite 410
                                    Houston, Texas 77002
                                    Attention: Daniel G. Steele

                                    Telephone: (713) 220-5640
                                    Telecopy:  (713) 220-5650